UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WiSA Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on December 11, 2024

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K

are available at:

https://ir.wisatechnologies.com/sec-filings

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2024

To the Stockholders of WiSA Technologies, Inc.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (“Annual Meeting”) of WiSA Technologies, Inc., a Delaware corporation (the “Company” or “our”), will be held on December 11, 2024 at 1:00 p.m., Pacific Time, at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 for the following purposes:

1.	To elect eight (8) members of the Company’s board of directors (the “Board”), each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal;

2.	To consider and vote on a proposal to ratify the Board’s selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers;

4.	To approve a non-binding advisory proposal on the frequency of the stockholder advisory vote on executive compensation;

5.	To approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of our outstanding shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 19, 2024, as amended, issued to the holders of such warrants (the “Holders”);

6.	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 23, 2024, as amended, issued to the Holders;

7.	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 30, 2024, as amended, issued to the Holders;

8.	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated May 15, 2024, as amended, issued to the Holders;

9.	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated May 17, 2024, as amended, issued to the Holders;

10.	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon exercise of certain common stock purchase warrants issued pursuant to certain inducement agreements by and between the Company and each Holder, entered into as of September 10, 2024;

11.	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon exercise of certain common stock purchase warrants to be issued immediately upon stockholder approval of this proposal, pursuant to certain side letter agreements by and between the Company and each Holder, entered into as of September 10, 2024;

12.	To approve an amendment to the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) to remove the annual share limit of Common Stock that may be issued for a certain fiscal year under the LTIP and change the maximum aggregate number of shares of Common Stock that may be issued under the LTIP to be calculated as of the first trading day of each fiscal quarter;

13.	To approve an amendment to the Company’s certificate of incorporation, as amended, to permit the Board to amend the Company’s bylaws, as amended (the “Bylaws”); and

14.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Each of the foregoing proposals is more fully described in the proxy statement that is attached and made a part of this notice of Annual Meeting (the “Proxy Statement”). Only stockholders of record of Common Stock at the close of business on November 5, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders who are record or beneficial owners of shares of Common Stock as of the Record Date are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares of Common Stock that you own. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners of shares of Common Stock also must provide evidence of their holdings of such shares as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted during the Annual Meeting. We urge you to promptly complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. You may also vote by proxy (i) via the Internet or (ii) by telephone using the instructions provided in the enclosed proxy card. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of shares of Common Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of shares of Common Stock on the Record Date will be disregarded.

Beaverton, Oregon	By Order of the Board of Directors,

[●], 2024
Brett Moyer
Chairman, President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA INTERNET OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this proxy statement (“Proxy Statement”), WiSA Technologies, Inc., a Delaware corporation, is referred to as “WiSA,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 p.m., Pacific Time, on December 11, 2024 at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about [●], 2024.

Only stockholders of record of our shares of Common Stock as of the close of business on November 5, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, [●] shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one (1) vote per share of Common Stock held by them. Stockholders may vote in person or by proxy, by (i) using the instructions provided in the enclosed proxy card to vote online via the Internet or by telephone or (ii) completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Brett Moyer is named as attorney-in-fact in the proxy. Mr. Moyer is our Chairman of the Board, President and Chief Executive Officer. Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect eight (8) members of the Board, each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal No. 2”); (iii) a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers (the “Say-on-Pay Proposal” or “Proposal No. 3”); (iv) a non-binding advisory proposal on the frequency of the stockholder advisory vote on executive compensation (the “Say-on-Pay Frequency Proposal” or “Proposal No. 4”); (v) a proposal to approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 19, 2024, as amended (the “1st April 2024 Warrants”), issued to the holders of such warrants (the “Holders”) (such proposal, “Proposal No. 5”); (vi) a proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 23, 2024, as amended (the “2nd April 2024 Warrants”), issued to the Holders (“Proposal No. 6”); (vii) a proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 30, 2024, as amended (the “3rd April 2024 Warrants”), issued to the Holders (“Proposal No. 7”); (viii) a proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated May 15, 2024, as amended (the “1st May 2024 Warrants”), issued to the Holders (“Proposal No. 8”); (ix) a proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated May 17, 2024, as amended (the “2nd May 2024 Warrants”), issued to the Holders (“Proposal No. 9”); (x) a proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon exercise of certain common stock purchase warrants (the “Inducement Warrants”) issued pursuant to certain inducement agreements (the “Inducement Agreements”) by and between the Company and each Holder, entered into as of September 10, 2024 and as amended as of October 31, 2024 (“Proposal No. 10”); (xi) a proposal to approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon exercise of certain common stock purchase warrants to be issued immediately upon stockholder approval of this proposal (the “New Warrants”, and together with the 1st April 2024 Warrants, 2nd April 2024 Warrants, 3rd April 2024 Warrants, 1st May 2024 Warrants, 2nd May 2024 Warrants and the Inducement Warrants, the “Warrants”), pursuant to certain side letter agreements (the “Side Letter Agreements”) by and between the Company and each Holder, entered into as of September 10, 2024 (“Proposal No. 11”); (xii) a proposal to approve an amendment to the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) to remove the annual share limit of Common Stock that may be issued for a certain fiscal year under the LTIP and change the maximum aggregate number of shares of Common Stock that may be issued under the LTIP to be calculated as of the first trading day of each fiscal quarter (“Proposal No. 12”); and (xiii) to approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to permit the Board to amend the Company’s bylaws, as amended (the “Bylaws”) (“Proposal No. 13”).

Voting Procedures and Vote Required

Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Your shares will be counted for purposes of determining if there is a quorum if (i) you are entitled to vote and you are present in person at the Annual Meeting; or (ii) you are entitled to vote and you have properly voted by proxy online, by telephone, or by submitting a proxy card by mail. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1). The Certificate of Incorporation does not authorize cumulative voting. The Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock present at the Annual Meeting, in person or represented by proxy at the Annual Meeting and voting on the matter.

This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accounting Firm (Proposal No. 2). Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 2.

Vote Required for the Advisory Resolution on the Compensation of the Company’s Named Executive Officers (Proposal No. 3): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the Say-On-Pay Proposal, which is non-binding on the Company. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 3.

Vote Required for the Advisory Resolution on the Frequency of the Stockholder Advisory Vote on Executive Compensation (Proposal No. 4): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the Say-On-Frequency Proposal, which is non-binding on the Company. As to this proposal, a stockholder may: (i) vote in favor of every 1 YEAR as the frequency, (ii) vote in favor of every 2 YEARS as the frequency; (iii) vote in favor of every 3 YEARS as the frequency, or (iv) “ABSTAIN” with respect to the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 4.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon “Alternative Exercise” of the 1st April 2024 Warrants (Proposal No. 5): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 1st April 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 5.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon “Alternative Exercise” of the 2nd April 2024 Warrants (Proposal No. 6): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 2nd April 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 6.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon “Alternative Exercise” of the 3rd April 2024 Warrants (Proposal No. 7): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 3rd April 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 7.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon “Alternative Exercise” of the 1st May 2024 Warrants (Proposal No. 8): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 1st May 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 8.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon “Alternative Exercise” of the 2nd May 2024 Warrants (Proposal No. 9): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 2nd May 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 9.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon Exercise of the Inducement Warrants (Proposal No. 10): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon exercise of the Inducement Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 10.

Vote Required for Approval of the Issuance of Shares of Common Stock Issuable Upon Exercise of the New Warrants (Proposal No. 11): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon exercise of the New Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 11.

Vote Required for Approval of an Amendment to the LTIP (Proposal No. 12). Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the amendment of the LTIP. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 12.

Vote Required for Approval of Amendment to the Certificate of Incorporation to Permit the Board to Amend Our Bylaws (Proposal No. 13): Delaware law provides that the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter is required to give effect to the amendment to the Certificate of Incorporation permitting the Board to amend our Bylaws. Abstentions from voting on this proposal and broker non-votes will have the same effect as votes against this proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals.

Proposals No. 1, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, and 13 are “non-routine” and thus a broker discretionary vote is not allowed. Proposal No. 2 is “routine” and thus a broker discretionary vote is allowed.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions only have an effect on the outcome of any matter being voted on that requires a certain level of approval based on our total voting stock outstanding. Thus, abstentions by holders of Common Stock will have no effect on any of the proposals other than Proposal 13 as set forth above.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting or other corporate materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. Additionally, if current stockholders with a shared address received multiple copies of the Annual Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting materials to the Company at Corporate Secretary, 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, telephone: (408) 627-4716.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 1, 2024, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 7,767,828 shares of Common Stock outstanding as of November 1, 2024. The percentage ownership information shown in the table excludes the following as of such date: (a) up to an aggregate of 9,375,730 shares of Common Stock issuable upon exercise of our outstanding common stock purchase warrants, (b) up to an aggregate of 2,813 shares of Common Stock issuable upon conversion of all shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) issuable upon exercise of 1,750 Series B Preferred Stock purchase warrants, (c) 466,901 shares of Common Stock reserved for future issuance under the LTIP, the 2020 Stock Incentive Plan (the “2020 Plan”) and the Technical Team Retention Plan of 2022 (the “2022 Plan” and collectively with the LTIP and the 2020 Plan, the “Plans”), and (d) an aggregate of 14 shares of Common Stock issuable upon vesting of restricted stock units (“RSUs”) that were issued pursuant to the 2020 Plan and 2022 Plan.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (“SEC”) and generally means that a holder has beneficial ownership of a security if such holder possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of November 1, 2024. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of November 1, 2024 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table is c/o WiSA Technologies, Inc., 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006.

Name of Beneficial	Common Stock		Series B Preferred Stock		% Total Voting
Owner	Shares	%	Shares	%	Power(1)
5% or greater stockholders:
Entities affiliated with Anson Advisors Inc and Anson Funds Management LP(2)	863,091	9.9%	-	-	9.9%
Joseph Reda(3)	863,091	9.9%	-	-	9.9%
Gregory Castaldo(4)	863,091	9.9%			9.9%
Directors and executive officers
Brett Moyer(5)	152,798	2.0%	-	-	2.0%
Gary Williams(6)	60,183	*	-	-	*
George Oliva(7)	-	-	-	-	-
Kimberly Briskey(8)	7,541	*	-	-	*
Dr. Jeffrey M. Gilbert(9)	12,235	*	-	-	*
David Howitt(10)	12,234	*	-	-	*
Helge Kristensen(11)	12,235	*	-	-	*
Sriram Peruvemba(12)	12,234	*	-	-	*
Robert Tobias(13)	12,234	*	-	-	*
Wendy Wilson(14)	12,236	*	-	-	*
All directors and executive officers as a group (11 persons) (15)	293,930	3.8%	-	-	3.8%

* Less than 1.0%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock. Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock held by them. The holders of our Common Stock are entitled to one vote per share. The holders of our Series B Preferred Stock have no voting rights.

(2)	The number of shares of Common Stock beneficially owned excludes shares of Common Stock issuable pursuant to all or a portion of certain outstanding warrants upon exercise thereof, as a result of the triggering of the 9.99% beneficial ownership limitation provision in such securities. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP and Anson East Master Fund LP (collectively, “Anson”), hold voting and dispositive power over the securities held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(3)	The number of shares of Common Stock beneficially owned excludes shares of Common Stock issuable pursuant to all or a portion of certain outstanding warrants upon exercise thereof, as a result of the triggering of the 9.99% beneficial ownership limitation provision in such securities. The address of Mr. Reda is 1324 Manor Circle Pelham, NY 10803.

(4)	The number of shares of Common Stock beneficially owned excludes shares of Common Stock issuable pursuant to all or a portion of certain outstanding warrants upon exercise thereof, as a result of the triggering of the 9.99% beneficial ownership limitation provision in such securities. The address of Mr. Castaldo is 3776 Steven James Drive Garnet Valley, PA 19060.

(5)

The number of shares of Common Stock beneficially owned includes, before giving effect of the sale of 2,220 shares of Common Stock by the Company on behalf of Mr. Moyer to satisfy tax obligations in connection with vesting of equity awards and not as a discretionary transaction by Mr. Moyer: (i) 54,895 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 20, 2024 to September 20, 2026 on each September 20th, December 20th, March 20th, and June 20th, so long as Mr. Moyer remains in the service of the Company on each such date, and (ii) 99,623 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Mr. Moyer remains in the service of the Company on each such date.

(6)	The number of shares of Common Stock beneficially owned includes, before giving effect of the sale of 832 shares of Common Stock by the Company on behalf of Mr. Williams to satisfy tax obligations in connection with vesting of equity awards and not as a discretionary transaction by Mr. Williams and in each case unless as modified by the Williams Transition Agreement (as defined below): (i) 21,481 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 20, 2024 to September 20, 2026 on each September 20th, December 20th, March 20th, and June 20th, so long as Mr. Williams remains in the service of the Company on each such date, and (ii) 39,206 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Mr. Williams remains in the service of the Company on each such date. Pursuant to a Transition Agreement (the “Williams Transition Agreement”) entered into on August 23, 2024 between Mr. Williams and the Company, Mr. Williams resigned from the Company, effective November 30, 2024. Pursuant to the Williams Transition Agreement, if Mr. Williams remains employed by until and through such date and adequately fulfills his duties and responsibilities to the Company, including providing training, information transfer and/or any other assistance reasonably requested by or on behalf of any person(s) hired and/or designated by the Company to assume any or all of his duties and responsibilities, Mr. Williams is entitled to receive the following compensation and benefits: (a) a one-time bonus in the gross amount of $151,925, to be paid on such date, less applicable taxes and withholdings, and (b) the full, accelerated vesting of any and all restricted stock awards he has been issued and have not vested, effective as of such date.

(7)	On July 11, 2023, George Oliva resigned as the Principal Financial Officer of the Company and assumed the role of the Senior Vice President of Finance and Strategic Operations of the Company. Mr. Oliva’s last day of employment with the Company was December 1, 2023.

(8)	The number of shares of Common Stock beneficially owned consists of 7,541 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Ms. Briskey remains in the service of the Company on each such date.

(9)	The number of shares of Common Stock beneficially owned includes (i) 4,616 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 20, 2024 to September 20, 2026 on each September 20th, December 20th, March 20th, and June 20th, so long as Dr. Gilbert remains in the service of the Company on each such date, and (ii) 7,541 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Dr. Gilbert remains in the service of the Company on each such date.

(10)	The number of shares of Common Stock beneficially owned includes (i) 4,616 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 20, 2024 to September 20, 2026 on each September 20th, December 20th, March 20th, and June 20th, so long as Mr. Howitt remains in the service of the Company on each such date, and (ii) 7,541 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Mr. Howitt remains in the service of the Company on each such date.

(11)	The number of shares of Common Stock beneficially owned includes (i) 4,616 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 20, 2024 to September 20, 2026 on each September 20th, December 20th, March 20th, and June 20th, so long as Mr. Kristensen remains in the service of the Company on each such date, and (ii) 7,541 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Mr. Kristensen remains in the service of the Company on each such date.

(12)	The number of shares of Common Stock beneficially owned includes (i) 4,616 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 20, 2024 to September 20, 2026 on each September 20th, December 20th, March 20th, and June 20th, so long as Mr. Peruvemba remains in the service of the Company on each such date, and (ii) 7,541 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Mr. Peruvemba remains in the service of the Company on each such date.

(13)	The number of shares of Common Stock beneficially owned includes (i) 4,616 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 20, 2024 to September 20, 2026 on each September 20th, December 20th, March 20th, and June 20th, so long as Mr. Tobias remains in the service of the Company on each such date, and (ii) 7,541 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Mr. Tobias remains in the service of the Company on each such date.

(14)	The number of shares of Common Stock beneficially owned consists of (i) 4,616 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from September 20, 2024 to September 20, 2026 on each September 20th, December 20th, March 20th, and June 20th, so long as Ms. Wilson remains in the service of the Company on each such date, and (ii) 7,543 RSAs granted under the LTIP, which are scheduled to vest quarterly in equal installments for the period from December 20, 2024 to December 20, 2027, on each December 20th, March 20th, June 20th, and September 20th, so long as Ms. Wilson remains in the service of the Company on each such date.

(15)	See the information included in footnotes 4 through 14 above.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the Company’s 2025 Annual Meeting of Stockholders, until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. Pursuant to our Bylaws, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on such matter. This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality.

Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Brett Moyer	66	August 2010
Kimberly Briskey	37	June 2024
Dr. Jeffrey M. Gilbert	52	April 2015
David Howitt	55	December 2021
Helge Kristensen	63	August 2010
Sriram Peruvemba	58	June 2020
Robert Tobias	60	February 2020
Wendy Wilson	56	May 2021

Brett Moyer, Chief Executive Officer, President, and Director and Chairman

Brett Moyer is a founding member of the Company and has served as the President and Chief Executive Officer of the Company and as a member of its Board since August 2010. From August 2002 to July 2010, Mr. Moyer served as president and chief executive officer of Focus Enhancements, Inc., a developer and marketer of proprietary video technology and UWB wireless chips. From February 1986 to May 1997, Mr. Moyer worked at Zenith Electronics Inc. a consumer electronic company, where he had most recently been the vice president and general manager of its Commercial Products Division. Between August 2017 and October 2019, Mr. Moyer served as a member of the board of directors of DionyMed Brands Inc., a company which operated a multi-state, vertically integrated operating platform that designs, develops, markets and sold a portfolio of branded cannabis products. From June 2016 to November 2018, Mr. Moyer served as a member of the board of directors of Alliant International University, a private university offering graduate study in psychology, education, business management, law and forensic studies, and bachelor’s degree programs in several fields. From 2003 to December 2015, he served as a member of the board of directors of HotChalk, Inc., a developer of software for the educational market, and from March 2007 to September 2008, he was a member of the board of directors of NeoMagic Corporation, a developer of semiconductor chips and software that enable multimedia applications for handheld devices. Mr. Moyer received a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Master’s of Business Administration with a concentration in finance and accounting from Thunderbird School of Global Management.

Kimberly Briskey, Director

Kimberly Briskey has been a member of the Board since June 2024. Ms. Briskey currently serves as Brand CFO of Eddie Bauer at SPARC Group LLC, where she leads a finance and accounting team managing an $800M multichannel business. She joined SPARC Group LLC in August 2020. Previously, she served as Sr. Director of DTC Finance and Company Planning at SPARC Group LLC. She has expertise in financial planning, long-range budgeting, and operational oversight. Her extensive experience includes senior roles at Lucky Brand, Beyond Yoga, J Brand, and GUESS? INC., driving financial efficiencies and profitability across various retail and e-commerce channels. Ms. Briskey holds a Bachelor of Science in Global Business and Marketing from Arizona State University and a Professional Designation in Product Development from the Fashion Institute of Design and Merchandising. The Company believes that Ms. Briskey is qualified to serve on the Board because of her years of experience as a growth-oriented financial executive in global organizations.

Dr. Jeffrey M. Gilbert, Director

Dr. Gilbert has been a member of the Board since April 2015. Dr. Gilbert has been working in the Research and Machine Intelligence and Project Loon teams at Google, Inc. since March 2014, and from January 2014 to March 2014, Dr. Gilbert worked for Transformational Technology Insights LLC, a consulting company, where he served as the sole principal. Previously, from May 2011 to December 2013, Dr. Gilbert was chief technology officer of Silicon Image, Inc., a leading provider of wired and wireless connectivity solutions. Dr. Gilbert was responsible for Silicon Image Inc.’s technology vision, advanced technology, and standards initiatives. Prior to joining Silicon Image Inc., Dr. Gilbert was chief technical officer of SiBEAM Inc., a fabless semiconductor company pioneering the development of intelligent millimeter wave silicon solutions for wireless communications, from May 2005 to May 2011. Before SiBEAM Inc., Dr. Gilbert served as director of algorithms and architecture and other engineering and management positions at Atheros Communications, a semiconductor developer, from May 2000 to May 2005, where he led the development of that company’s 802.11n, 802.11g, eXtended Range, and Smart Antenna technologies. Dr. Gilbert received a Ph.D. in Electrical Engineering from the University of California Berkeley, an M.Phil. in Computer Speech and Language Processing from Cambridge University, and a B.A. in Computer Science from Harvard College. The Company believes that Dr. Gilbert is qualified to serve on the Board to advise the Company on technology developments and management based on his long-standing experience in the wireless and technology industries.

David Howitt, Director

David Howitt has been a member of the Board since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC, a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value (“Meriwether”). Prior to founding Meriwether, between 1997 to 2008 Mr. Howitt worked in various positions at Adidas US, including managing Licensing and Business Development and as corporate counsel from 1997 to 2001. Mr. Howitt serves as Member Of The Board Of Advisors, Bloch International. Mr. Howitt earned his bachelor’s degree, political science/ philosophy at Denison University and his JD, environmental and natural resources law at Lewis & Clark Law School. The Company believes that Mr. Howitt is qualified to serve on the Board because of his experience as a growth-oriented leader in a multitude of organizations.

Helge Kristensen, Director

Helge Kristensen has been a member of the Board since August 2010. Mr. Kristensen has held high level management positions in technology companies for the last 25 years and for the last 18 years, he has served as vice president of Hansong Technology, an original device manufacturer of audio products based in China, and as president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service- branding in lifestyle products as well as pro line products based in China. Since August 2015, Mr. Kristensen has served as co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Mr. Kristensen has been involved in the audio and technology industries for more than 25 years. His expertise is centered on understanding and applying new and innovative technologies. He holds a master’s degree in Engineering and an HD-R, a graduate diploma, in Business Administration (Financial and Management Accounting) from Alborg University in Denmark. The Company believes that Mr. Kristensen is qualified to serve on the Board because of his technology and managerial experience as well has his knowledge of the audio industry.

Sriram Peruvemba, Director

Sriram Peruvemba has been a member of the Board since June 2020. He is the CEO of Marketer International Inc., a marketing services firm, a position he has held since July 2014. Mr. Peruvemba currently serves on a number of additional boards, including as a member of Visionect d.o.o since September 2017, as a member of Omniply Technologies since May 2020, as a member of Edgehog Technologies since January 2023, as a member of SmartKem Inc. since July 2023, and as a member of Azumo since July 2023. He previously served as board member and chair of marketing for the Society for Information Display from August 2014 to July 2020. Mr. Peruvemba was previously the Chief Marketing Officer at E Ink Holdings, where he played a major role in transforming the startup to a global company with a valuation greater than $1 billion. With over 30 years of experience in the technology industry, Mr. Peruvemba has been an influential advocate in the advancement of electronic hardware technologies. Based in Silicon Valley, Mr. Peruvemba advises high tech firms in the US, Canada, and Europe. He received a bachelor’s degree in Engineering from Bangalore University, an MBA degree from Wichita State University and a post-graduate diploma in management from Indira Gandhi National Open University. The Company believes that Mr. Peruvemba is qualified to serve on the Board because of such experience and because he is an acknowledged expert on electronic displays, haptics, touch screens, electronic materials and related technologies. He also consults, writes and presents on those subjects globally.

Robert Tobias, Director

Robert Tobias has been a member of the Board since February 2020 and has served as CEO, Chairman and President of HDMI Licensing Administrator Inc. since January 2017, where he has been the strategic force behind the licensing, enforcement, compliance and growth of HDMI® technology around the world. Mr. Tobias leads efforts to promote the HDMI specification as the premier digital and audio interface to the consumer electronics, mobile, PC and entertainment industries. In addition, he oversees IP enforcement with 2000 HDMI licensees and partners responsible for the release of twelve billion HDMI products worldwide, and as such brings a recognized level of expertise working with foreign regulatory channels, customs authorities, standards development organizations, media companies, etc., to grow the business and protect the HDMI brand. Prior to joining HDMI Licensing Administrator Inc., Mr. Tobias served as President of HDMI Licensing LLC, a wholly owned subsidiary of Lattice Semiconductor, from September 2015 to December 2016, where he led the marketing, licensing and compliance teams promoting and licensing the HDMI intellectual property, and prior to that, he held the roles of President at MHL and Senior Director of Strategic Product Marketing and Business Development at Silicon Image. Mr. Tobias earned a Bachelor’s degree in Electrical Engineering from UC Davis, an MBA from Santa Clara University and chairs the UC Davis Engineering Faculty Dean’s Executive Committee and is a UC Davis Foundation Trustee. The Company believes that Mr. Tobias is qualified to serve on the Board based on his experience and leadership in the consumer electronics industry as well as his strong relationships with top consumer electronics brands in Asia.

Wendy Wilson, Director

Wendy Wilson has been a member of the Board since May 2021. Ms. Wilson previously served as Vice President of Marketing at ChargePoint, Inc. from August 2017 to November 2023, a leading electric vehicle charging network provider, where she had profit and loss responsibilities for the company’s home business unit, assisted with run go-to- market functions for such company’s SaaS businesses and helped to expand operations into European markets with scalable localization, web, and marketing processes. Previously, Ms. Wilson served as Vice President of Marketing at Jive Software, a communication software company, from August 2014 to July 2017, where she led demand generation, field and web teams, and has held leadership roles in small venture capital funded startups and publicly traded firms, including Yahoo! Inc. and The Walt Disney Company (“Disney”). In her leadership role at Infoseek, which was acquired by Disney in 1998, she was responsible for cross- disciplinary teams from ESPN, Go.com (ABC News), Mr. Showbiz and Infoseek brands. At Yahoo, she was responsible for both the monetization and editorial strategy for the Yahoo front page, known then as the world’s homepage. Ms. Wilson is a graduate of Northwestern University with a bachelor’s degree in English. The Company believes that Ms. Wilson is qualified to serve on the Board based on her expertise in digital marketing and go-to-market strategies for companies with “business to consumer” and “business to business to consumer” commerce models.

Required Vote

Our Certificate of Incorporation does not authorize cumulative voting. Our Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on the matter. This means that the eight (8) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the eight (8) director nominees.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE EIGHT (8) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Our Board currently consists of eight (8) members: Brett Moyer; Kimberly Briskey; Dr. Jeffrey M. Gilbert; David Howitt; Helge Kristensen; Sriram Peruvemba; Robert Tobias and Wendy Wilson. All of our directors will serve until our next Annual Meeting of Stockholders and until each of their respective successors are duly elected and qualified or until each of their earlier resignation or removal.

Director Independence

As our Common Stock is listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market LLC (“Nasdaq”). Our Board affirmatively determined that Kimberly Briskey, Dr. Jeffrey M. Gilbert, Sriram Peruvemba, Robert Tobias and Wendy Wilson are “independent directors,” as that term is defined in the Marketplace Rules of Nasdaq (the “Nasdaq Rules”). Under the corporate governance rules of Nasdaq, our Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, our audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

The Nasdaq Rules require that each member of a listed company’s audit, compensation and nominations committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of such committee, such company’s board of directors, or any other committee of such board of directors: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board has determined that (a) the following members of our Board have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director: Brett Moyer, Helge Kristensen and David Howitt, and (b) other than such directors, each of our directors is “independent” as that term is defined under the Nasdaq Rules. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares of Common Stock by each non-employee director. Our Board has determined that (i) Ms. Briskey, Mr. Peruvemba and Ms. Wilson satisfy the independence standards for the Board’s audit committee established by the Nasdaq Rules and Rule 10A-3 of the Exchange Act, (ii) Mr. Peruvemba, Dr. Gilbert and Mr. Tobias satisfy the independence standards for the Board’s compensation committee established by the Nasdaq Rules and are “independent directors” for such committee’s purposes and (iii) Mr. Tobias, and Dr. Gilbert satisfy the independence standards for the Board’s nominating and corporate governance committee established by the Nasdaq Rules and are “independent directors” for such committee’s purposes.

Board Composition and Diversity

The following table sets forth certain diversity statistics as self-reported by the current members of the Board. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq Rules.

Board Diversity Matrix for WiSA Technologies, Inc. (As of November 1, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Meetings and Attendance

During fiscal year 2023, the Board held four (4) physical/telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, the Board encourages all of its members to attend the annual meeting of stockholders. The Company held its 2023 Annual Meeting of Stockholders on January 30, 2024 (initially scheduled for December 15, 2023 and adjourned a number of times due to failure to reach a quorum each time), which was attended in person by Brett Moyer.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Brett Moyer, Chief Executive Officer, WiSA Technologies, Inc., 15268 NW Greenbrier Pkwy, Beaverton, OR 97006. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each Board committee has a charter, which is available on our website at https://ir.wisatechnologies.com/corporate-governance/governance-documents. Information contained on our website is not incorporated herein by reference. Each of the Board’s committees has the composition and responsibilities described below. As of November 1, 2024, the members of such committees are:

Audit Committee — Kimberly Briskey* (1), Sriram Peruvemba and Wendy Wilson

Compensation Committee — Sriram Peruvemba*, Dr. Jeffrey M. Gilbert and Robert Tobias

Nominating and Corporate Governance Committee — Robert Tobias*, and Dr. Jeffrey M. Gilbert

*	Indicates Committee Chair

(1)	Indicates Audit Committee Financial Expert.

Audit Committee

Our Board’s audit committee (the “Audit Committee”) has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Kimberly Briskey, Sriram Peruvemba and Wendy Wilson, each of whom are “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Nasdaq Rules. Our Board has determined that Ms. Briskey shall serve as the “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Ms. Briskey serves as Chairperson of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management, including assessing, identifying and managing material risks related to cybersecurity threats;

•	reviewing related party transactions;

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material weaknesses with such procedures, and any steps taken to deal with such material weaknesses when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

During 2023, the Audit Committee held four (4) virtual meetings to enable members of the then current Audit Committee to review and approve the filing of the Company’s annual and quarterly reports with the SEC.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Compensation Committee

The members of our Board’s compensation committee (the “Compensation Committee”) are Sriram Peruvemba, Dr. Jeffrey M. Gilbert and Robert Tobias, each of whom are “independent” within the meaning of the Nasdaq Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Mr. Peruvemba serves as the Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include, among other matters:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

In 2023, the Compensation Committee did not hold any meetings but approved various matters, where appropriate, by unanimous written consent. Mr. Moyer, our Principal Executive Officer, President and Chairman of the Board, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about such persons’ compensation. Mr. Oliva, formerly our Principal Financial Officer, assisted the Compensation Committee in its deliberations regarding executive officer, director and employee compensation, prior to his resignation as Principal Financial Officer on July 11, 2023. No other executive officers participate in the determination of the amount or the form of the compensation of executive officers or directors. The Compensation Committee does not utilize the services of an independent compensation consultant to assist in its oversight of executive and director compensation. On January 30, 2018, the Board adopted a written charter for the Compensation Committee.

Nominating and Corporate Governance Committee

The members of our Board’s nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) are Robert Tobias, and Dr. Jeffrey M. Gilbert, each of whom are “independent” within the meaning of the Nasdaq Rules. In addition, each member of our Nominating and Corporate Governance Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Tobias serves as Chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

•	evaluating the performance of our Board and of individual directors;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the Board’s performance.

Our Nominating and Governance Committee strives for a Board composed of individuals who bring a variety of complementary skills, expertise or background and who, as a group, will possess the appropriate skills and experience to oversee our business. The diversity of the members of the Board relates to the selection of its nominees. While the Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen or excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee for recommendation to our Board, our Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing members on the Board. Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board do not have a formal policy regarding the consideration of diversity in identifying director nominees.

When the Nominating and Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee considers a number of factors, including: the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

The Nominating and Governance Committee of the Board selects director nominees and recommends them to the full Board. In relation to such nomination process, the Nominating and Governance Committee:

•	determines the criteria for the selection of prospective directors and committee members;

•	reviews the composition and size of the Board and its committees to ensure proper expertise and diversity among its members;

•	evaluates the performance and contributions of directors eligible for re-election;

•	determines the desired qualifications for individual directors and desired skills and characteristics for the Board;

•	identifies persons who can provide needed skills and characteristics;

•	screens possible candidates for Board membership;

•	reviews any potential conflicts of interests between such candidates and the Company’s interests; and

•	shares information concerning the candidates with the Board and solicits input from other directors.

The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; the ability to work well with the other directors; the extent of the person’s familiarity with the issues affecting our business; an understanding of the fiduciary responsibilities that are required of a member of the Board; and the commitment of time and energy necessary to diligently carry out those responsibilities. A candidate for director must agree to abide by our Code of Ethics and Conduct.

After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Our Board does not have a policy with regard to the consideration of director candidates recommended by stockholders but would consider candidates recommended by stockholders. Our Board does not have such a policy because we do not reasonably expect to receive any director candidates recommended by stockholders based on past meetings. In the case of director candidates recommended by stockholders, our Board would evaluate such candidates using the factors described above.

In 2023, the Nominating and Corporate Governance Committee did not hold any meetings but approved various matters, where appropriate, by unanimous written consent.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

In 2015, Quantum3D, Inc. (“Quantum3D”), a company of which Mr. Williams had been serving as chief financial officer, as a result of his prior experience in corporate restructuring, was placed into an assignment for the benefit of creditors. Mr. Williams continued to serve as chief financial officer during Quantum3D’s restructuring and negotiated sale in September 2016.

On October 29, 2019, DionyMed Brands Inc., a British Columbia company which Mr. Moyer had been serving as a director, was placed in receivership and Mr. Moyer resigned.

Other than the foregoing, to the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Principal Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Mr. Moyer is both the Principal Executive Officer and Chairman of the Board. The Company does not have a lead independent director.

Director Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs, and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. As set forth in the Company’s insider trading policy, the Company prohibits insiders, including the Company’s employees, officers or directors, or any of their designees, from engaging in any hedging transactions.

DIRECTOR COMPENSATION

The table below sets forth the compensation paid to our directors during the fiscal year ended December 31, 2023.

Director	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Lisa Cummins	$30,000	$13,200	$-	$43,200	(2)
Dr. Jeffrey M. Gilbert	$20,000	$13,200	$-	$33,200	(3)
David Howitt	$20,000	$13,200	$-	$33,200	(4)
Helge Kristensen	$20,000	$13,200	$-	$33,200	(5)
Sriram Peruvemba	$20,000	$13,200	$-	$33,200	(6)
Robert Tobias	$20,000	$13,200	$-	$33,200	(7)
Wendy Wilson	$20,000	$13,200	$-	$33,200	(8)

(1)	Amounts reported in this column do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock award and RSU granted to the Company’s directors during the fiscal year ended December 31, 2023, as computed in accordance with FASB ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Ms. Cummins was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(3)	Dr. Gilbert was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(4)	Mr. Howitt was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(5)	Mr. Kristensen was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(6)	Mr. Peruvemba was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(7)	Mr. Tobias was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026

(8)	Ms. Wilson was granted 11,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position

Brett Moyer	66	President, Chief Executive Officer and Chairman of the Board

Gary Williams	57	Chief Accounting Officer and VP of Finance

Biographical information about Brett Moyer appears above on page 8.

Gary Williams, Chief Accounting Officer and Vice President of Finance

Gary Williams has served as Chief Accounting Officer since September 9, 2019 and as Vice President of Finance since the Company’s founding in August 2010. Mr. Williams previously served as Secretary and Chief Financial Officer since the Company’s founding in August 2010 until September 9, 2019. In addition, Mr. Williams served as the Chief Financial Officer of Quantum3D, Inc., a training and simulation technology company, from November 2012 to September 2016. Prior to joining the Company, Mr. Williams served as secretary, vice president of finance and chief financial officer of Focus Enhancements Inc., a developer and marketer of proprietary video technology, from January 2001 to July 2010, when the videography and semiconductor businesses of the company were purchased by VITEC Multimedia, Inc. and the Company, respectively. Mr. Williams served as controller, vice president of finance, chief financial officer and secretary of Videonics Inc., a publicly traded company in the consumer electronics business, from February 1995 to January 2001, when Videonics merged with Focus Enhancements, Inc. From July 1994 to January 1995, Mr. Williams served as controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a certified public accountant, inactive, and received a Bachelor’s Degree in Business Administration, with an emphasis in Accounting, from San Diego State University.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2023 and 2022

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acted in a similar capacity and the Company’s two other most highly compensated executive officers during the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). We refer to all of these individuals collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock awards ($)(1)	Non-equity inventive plan compensation ($)	All other compensation ($)	Total ($)
Brett Moyer	2023	$404,250	$777		$90,000	$—	$—	$495,027
President and Chief Executive Officer	2022	$404,250	$19,250	(2)	$353,500	$—	$—	$777,000

George Oliva(3)	2023	$255,939	$178		$36,000	$—	$—	$292,117
Former Chief Financial Officer and Secretary	2022	$288,750	$13,750	(4)	$209,500	$—	$—	$512,000

Gary Williams	2023	$267,496	$92		$62,400	$—	$—	$329,987
Chief Accounting Officer, VP of Finance	2022	$262,495	$37,500	(5)	$65,500	$—	$—	$365,495

(1) Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock award (“RSA”) and each RSU granted to the named executive officers during the fiscal years ended December 31, 2023 and 2022, as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2) Cash bonus of $19,250 earned in 2021 and paid to Mr. Moyer in 2022.

(3) On July 11, 2023, George Oliva resigned as the Principal Financial Officer of the Company and assumed the role of the Senior Vice President of Finance and Strategic Operations of the Company.

(4) Cash bonus of $13,750 earned in 2021 and paid to Mr. Oliva in 2022.

(5) Includes cash bonus of $12,500 earned in 2021 that was paid to Mr. Williams in 2022.

Executive Employment Agreements and Arrangements

Brett Moyer

Effective August 24, 2022, the Company entered into an employment agreement with Brett Moyer (the “Moyer Agreement”). Pursuant to the Moyer Agreement, Mr. Moyer agreed to continue to serve as our Chief Executive Officer and President and Mr. Moyer’s initial annual base salary is $404,250, which is subject to adjustment approved by the Board. The Moyer Agreement has an unspecified term and Mr. Moyer will serve in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Moyer Agreement. Pursuant to the Moyer Agreement, if Mr. Moyer is terminated without cause or resigns with good reason, he is entitled to receive twelve (12) months of salary. Mr. Moyer is also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is twelve (12) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards. Additionally, in the event of a Change in Control (as defined in each of the Moyer Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six (6) months after such termination and in no event after the expiration of such award. Mr. Moyer is also entitled to be made whole for income, employment and excise taxes in the event that payments, benefits and distributions, including the effects of accelerated vesting of equity, would result in the application of the “golden parachute” excise tax under Internal Revenue Code Section 4999.

George Oliva

Effective August 24, 2022, the Company entered into an employment agreement with George Oliva (the “Oliva Agreement”). Pursuant to the Oliva Agreement, Mr. Oliva agreed to continue to serve as then Chief Financial Officer and Secretary of the Company, and Mr. Oliva’s initial annual base salary was $288,750, which was subject to adjustment approved by the Board. The Oliva Agreement had an unspecified term and Mr. Oliva served in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Oliva Agreement. Pursuant to the Oliva Agreement, if Mr. Oliva was terminated without cause or resigned with good reason, he was entitled to receive twelve (12) months of salary. Mr. Oliva was also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is twelve (12) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards. Additionally, in the event of a Change in Control (as defined in each of the Oliva Agreement), all unvested equity awards held by such executive officer were to immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six months after such termination and in no event after the expiration of such award. Mr. Oliva was also entitled to be made whole for income, employment and excise taxes in the event that payments, benefits and distributions, including the effects of accelerated vesting of equity, would result in the application of the “golden parachute” excise tax under Internal Revenue Code Section 4999.

Effective July 11, 2023, George Oliva resigned as Principal Financial Officer of the Company and entered into a separation agreement with the Company (the “Separation Agreement”), whereby amongst other things, his only title would be Senior Vice President of Finance and Strategic Operations of the Company. The Separation Agreement provided that Mr. Oliva’s employment would last until and through December 20, 2023 or such other date as mutually agreed between the Company and Mr. Oliva (the “Separation Date”). In connection with the Separation Agreement, Mr. Oliva was granted 30,000 RSAs on July 12, 2023 which fully vested on Mr. Oliva’s Separation Date. Additionally, as of the date of the Separation Agreement, Mr. Oliva had a total of 1,499 unvested RSAs and RSUs. The Company agreed to vest all of Mr. Oliva’s unvested RSAs and RSUs as of the Separation Date. The Separation Agreement also set forth various terms regarding the treatment of other employee benefits that Mr. Oliva was entitled to receive under the Company’s existing plans. During the term of the Separation Agreement, Mr. Oliva’s base annual salary remained unchanged. As a material condition to the Separation Agreement, Mr. Oliva executed a supplemental release, which included a customary release of claims by Mr. Oliva (on behalf of himself, his heirs, executors, administrators and assigns) in favor of the Company.

Gary Williams

Effective August 24, 2022, the Company entered into an employment agreement with Gary Williams (the “Williams Agreement”). Pursuant to the Williams Agreement, Mr. Williams agreed to continue to serve as Chief Accounting Officer and Vice President of Finance of the Company, and Mr. Williams’ initial annual base salary is $262,495, which is subject to adjustment approved by the Board. The Williams Agreement has an unspecified term and Mr. Williams will serve in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Williams Agreement. Pursuant to the Williams Agreement, if Mr. Williams is terminated without cause or resigns with good reason, he is entitled to receive six (6) months of salary. Mr. Williams is also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is six (6) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards.

Additionally, in the event of a Change in Control (as defined in each of the Williams Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six (6) months after such termination and in no event after the expiration of such award.

Pursuant to the Williams Transition Agreement, Mr. Williams resigned from the Company, effective November 30, 2024. Pursuant to the Williams Transition Agreement, if Mr. Williams remains employed by until and through such date and adequately fulfills his duties and responsibilities to the Company, including providing training, information transfer and/or any other assistance reasonably requested by or on behalf of any person(s) hired and/or designated by the Company to assume any or all of his duties and responsibilities, Mr. Williams is entitled to receive the following compensation and benefits: (a) a one-time bonus in the gross amount of $151,925, to be paid on such date, less applicable taxes and withholdings, and (b) the full, accelerated vesting of any and all restricted stock awards he has been issued and have not vested, effective as of such date.

Mr. Williams and the Company intend to execute a separation agreement (the “Williams Separation Agreement”) on November 30, 2024. The Williams Separation Agreement sets forth various terms regarding the treatment of other employee benefits that Mr. Williams is entitled to receive under the Company’s existing plans. As a material condition to the Williams Separation Agreement, Mr. Williams is required to timely execute the Supplemental Release attached as an exhibit to the Separation Agreement, which includes a customary release of claims by him (on behalf of himself, his heirs, executors, administrators and assigns) in favor of the Company.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our Named Executive Officers during the years ended December 31, 2023 and 2022. We do not have any retirement, pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Pay Versus Performance

The following table sets forth compensation information for our Chief Executive Officer, Brett Moyer, referred to in the tables below as the PEO, and our Chief Accounting Officer, Gary Williams, referred to in the tables below as the Non-PEO NEO, for purposes of comparing their respective compensation to our net loss, calculated in accordance with SEC regulations, for the fiscal years ended December 31, 2023 and 2022.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for Non-PEO NEO	Compensation Actually Paid to Non-PEO NEO	Net Income (Loss)
	(1)	(2)	(3)	(4)
2023	$495,027	$365,884	$329,987	$267,567	$(18,721,000)
2022	$777,000	$114,703	$365,495	$228,677	$(16,515,000)

(1)	The dollar amounts reported are the amounts of total compensation reported for Mr. Moyer in the Summary Compensation Table for the fiscal years ended December 31, 2023 and 2022.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Moyer during the applicable year, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “PEO Equity Award Adjustment Breakout” below for further information.

(3)	The dollar amounts reported are the total compensation reported for our Non-PEO NEO in the Summary Compensation Table for the fiscal years ended December 31, 2023 and 2022.

(4)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules, for our Non-PEO NEO. The dollar amounts reported are the total compensation reported for our Non-PEO NEO in the Summary Compensation Table for the fiscal years ended December 31, 2023 and 2022, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “Non-PEO NEO Equity Award Adjustment Breakout” below for further information.

PEO Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to PEO
2023	$495,027	$(90,000)	$7,308	$(28,776)	$1,638	$(19,314)	$365,884
2022	$777,000	$(353,500)	$27,475	$(269,127)	$10,602	$(77,747)	$114,703

(1)	Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.

Non-PEO NEO Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEO” column in the table above, the following amounts were deducted from and added to (as applicable) the “Total” compensation of our Non-PEO NEO as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-PEO NEO	Reported Value of Equity Awards for Non-PEO NEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-PEO NEO
2023	$329,987	$(62,400)	$5,065	$(3,197)	$1,131	$(3,019)	$267,567
2022	$365,495	$(65,500)	$3,232	$(38,447)	$5,409	$(41,513)	$228,677

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEO, as reported in the Summary Compensation Table.

Relationship between Pay and Performance

As shown in the disclosure above, compensation actually paid to each our PEO and our Non-PEO NEO was increased from the fiscal year ended December 31, 2022 to the fiscal year ended December 31, 2023, and during those periods, our net loss increased. This is due in large part to the significant emphasis we place on equity incentives, the value of which are closely tied to changes in stock price, in our executive compensation packages. We do not use net income (loss) to determine compensation levels or incentive plan payouts.

Outstanding Equity Awards as of December 31, 2023

The following table provides information regarding the unexercised options and warrants to purchase Common Stock and stock awards held by each of our named executive officers:

	Option/Warrant Awards				Stock Awards
Equity
incentive
									Equity	plan
									incentive	awards:
									plan	Market or
									awards:	payout
									Number of	value of
	Number of	Number of							unearned	unearned
	Securities	Securities					Market		shares,	shares,
	underlying	underlying			Number of		value of		units or	units or
	Unexercised	Unexercised	Option/		shares or		shares or		other	other
	Options and	Options	Warrant	Option/	units of		units of		rights that	rights that
	Warrants	and Warrants	Exercise	Warrant	stock that		stock that		have not	have not
	(#)	(#)	Price	Expiration	have not		have not		vested	vested
Name	Exercisable	Unexercisable	($/Sh)	Date	vested		vested (1)		(#)	($)
Brett Moyer	—	—	—	—	833	(2)	$97.46	(2)	—	—
					1,165	(3)	136.31	(3)
					333	(4)	38.96	(4)
					62,475	(5)	7,309.58	(5)

George Oliva(6)	—	—	—	—	—		$—		—	—

Gary Williams	—	—	—	—	66	(7)	$7.72	(7)	—	—
					231	(8)	27.03	(8)
					43,316	(9)	5.067.97	(9)

(1)	Market value based upon the closing market price of $0.117 on December 29, 2023.

(2)	Mr. Moyer was granted 2,500 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(3)	Mr. Moyer was granted 2,500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(4)	Mr. Moyer was granted 500 shares of restricted Common Stock on September 19, 2022, which vest in equal installments on the first, second and third anniversaries of September 19, 2022.

(5)	Mr. Moyer was granted 75,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(6)	Effective July 11, 2023, George Oliva resigned as Principal Financial Officer of the Company and entered into the Separation Agreement with the Company, whereby amongst other things, his only title would be Senior Vice President of Finance and Strategic Operations of the Company. In connection with the Separation Agreement, Mr. Oliva was granted 30,000 RSAs on July 12, 2023 which were fully vested on December 1, 2023. Additionally, as of the date of the Separation Agreement, Mr. Oliva had a total of 1,499 unvested RSAs and RSUs, which were fully vested on December 1, 2023.

(7)	Mr. Williams was granted 200 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(8)	Mr. Williams was granted 500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(9)	Mr. Williams was granted 52,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

2022 Management Team Retention Bonus Plan

On September 1, 2022, the Company adopted its Management Team Retention Bonus Plan (the “Retention Plan”), to incentivize certain management level employees (the “Managers”) to remain intact through and shortly following a potential “Change of Control” (as defined in the Retention Plan). The aggregate Retention Plan bonus amounts for all Managers was $1,250,000.

The Retention Plan provided that each Manager is eligible to receive a lump sum cash amount under the Retention Plan, on the earlier of the six-month anniversary of the date of a Change of Control or at the time of such Manager’s involuntary termination other than for “Cause” (as defined in the Retention Plan) or termination for “Good Reason” (as defined in the Retention Plan). The Retention Plan expired on June 30, 2023, unused, and no accruals were made.

Equity Incentive Plans

2018 Long-Term Stock Incentive Plan of the Company

On January 30, 2018, the Board approved the establishment of the LTIP. The LTIP is intended to enable the Company to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of Common Stock, which calculation shall be made on the first trading day of each new fiscal year; provided that, in any year no more than 8% of the Common Stock or derivative securitization with Common Stock underlying 8% of the Common Stock may be issued in any fiscal year. Based on the total shares of Common Stock outstanding on January 1, 2024, up to 1,861,266 shares of Common Stock are available for participants under the LTIP. The number of shares of Common Stock that are the subject of awards under the LTIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the LTIP and will not again be available for issuance under the LTIP.

The LTIP was approved by a majority of the Company’s stockholders on January 31, 2018.

At a special meeting of our stockholders held on January 24, 2023, our stockholders approved certain amendments to the LTIP to: (i) increase the annual share limit of Common Stock that may be issued in any single fiscal year only for the 2023 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP); and (ii) permit immediately quarterly calculations based on the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter, rather than solely as of the first trading day of the fiscal year.

At a special meeting of our stockholders held on March 15, 2024, our stockholders approved certain amendments to the LTIP to increase the annual share limit of Common Stock that may be issued only for the 2024 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP).

2020 Stock Incentive Plan

On July 27, 2020, the Board approved the establishment of the 2020 Plan and the reservation of an aggregate of 6,500 shares of Common Stock authorized for issuance under the 2020 Plan, subject to stockholder approval, which was obtained on October 20, 2020. The 2020 Plan authorizes the grant of equity-based compensation to the Company’s senior managers, employees, directors, consultants, professionals and service providers in the form of stock options, restricted stock and RSUs. All options granted under the 2020 Plan will be considered non-qualified stock options. The purpose of the 2020 Plan is to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company, provided that such services are bona fide services that are not of a capital-raising nature during this period of unprecedented uncertainty and volatility in the COVID-19 environment and its impact on the value of the Company’s equity and grants. As of December 31, 2023, no options or RSAs have been granted under the 2020 Plan while an aggregate , net of cancellations, of 6,285 RSUs have been issued under the 2020 Plan of which 67 remained unvested at December 31, 2023.

Technical Team Retention Plan of 2022

On June 21, 2022, the Board adopted the Company’s Technical Team Retention Plan of 2022 (the “2022 Plan”) and the reservation of an aggregate of 5,000 shares of the Company’s common stock authorized for issuance under the 2022 Plan, subject to stockholder approval. The 2022 Plan authorizes the grant of equity-based compensation, to the Company’s key managers, employees, consultants who provide technical and engineering and related services to the Company, in the form of restricted stock and RSUs. On August 19, 2022, the Company held the 2022 Annual Meeting of Stockholders and approved the adoption of the 2022 Plan and the reservation of an aggregate of 5,000 shares of the Company’s common stock. On September 19, 2022, the Company granted an aggregate of 3,700 RSUs to managers, employees and consultants. Each RSU represents the right to receive one share of the Company’s common stock under the 2022 Plan. As of December 31, 2023, no options or RSAs have been granted under the 2022 Plan while an aggregate, net of cancellations, of 3,450 RSUs have been issued under the 2022 Plan of which 2,531 remained unvested at December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, the following is a summary of transactions since the beginning of the last two fiscal years ended December 31, 2023 and 2022 to which we have been a party in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest. See also “Executive Compensation” for additional information regarding compensation of related parties.

Helge Kristensen

Mr. Kristensen has served as a member of the Board since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Aps, a company with focus on service-branding in lifestyle products as well as pro line products based in Denmark and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

For the fiscal years ended December 31, 2023 and 2022, Hansong Technology purchased modules from the Company of approximately $88,000 and $361,000, respectively, and made payments to the Company of approximately $254,000 and $191,000, respectively. For the fiscal years ended December 31, 2023 and 2022, Hansong Technology sold speaker products to the Company of approximately $128,000 and $1,891,000, respectively, and the Company made payments to Hansong Technology of approximately $1,223,000 and $1,831,000, respectively.

At December 31, 2023 and 2022, the Company owed Hansong Technology approximately $250,000 and $874,000, respectively. At December 31, 2023 and 2022, Hansong Technology owed the Company approximately $4,000 and $170,000, respectively.

As of December 31, 2023 and December 31, 2022, Mr. Kristensen owned less than 1.0% of the outstanding shares of the Common Stock.

David Howitt

Mr. Howitt has served as a member of the Board since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC (“MWG”), a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value. MWG, which is also majority-owned by Mr. Howitt, owns a 25% general partner interest in Meriwether Group Capital Hero Fund LP (“Meriwether”).

On September 8, 2023, the Company entered into a Loan and Security Agreement with Meriwether. Pursuant to the Loan and Security Agreement, Meriwether provided the Company with a term loan in the principal amount of $650,000 that was scheduled to mature on November 7, 2023, subject to further extension (the “Meriwether Loan”). The maturity date of the Meriwether Loan was subsequently extended to December 7, 2023. The Company paid back the loan in full on December 7, 2023.

Outstanding Equity Grants to Directors and Executive Officers

We have granted restricted shares to certain of our directors and executive officers. For more information regarding the warrants and stock awards granted to our directors and named executive officers, see “Executive Compensation—Outstanding Equity Awards as of December 31, 2023.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Such indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Related Person Transaction Policy

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq regulations. The Company’s written policies and procedures on related party transactions cover any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the Company (or any subsidiary) is a participant; (ii) any related party has or will have a direct or indirect interest; and (iii) the aggregate amount involved (including any interest payable with respect to indebtedness) will or may be expected to exceed $120,000, except that there is no $120,000 threshold for members of the Audit Committee. A related party is any: (i) person who is or was (since the beginning of the two fiscal years preceding the last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) greater than five percent (5%) beneficial owner of the Company’s common stock or any other class of the Company’s voting equity securities; or (iii) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) sharing the same household as such person.

In determining whether to approve or ratify a related party transaction, the Audit Committee, or disinterested directors, as applicable, will take into account, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the nature and extent of the related party’s interest in the transaction; (iii) the material terms of the transactions; (iv) the importance of the transaction both to the Company and to the related party; (v) in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of such person’s duties to the Company; and (vi) in the case of a transaction involving a non-employee director or a nominee for election as a non-employee director (or their immediate family member), whether the transaction would disqualify the director or nominee from being deemed an “independent” director, as defined by Nasdaq, and whether the transaction would disqualify the individual from serving on the Audit Committee or the Compensation Committee or other committees of the Board under applicable Nasdaq and other regulatory requirements.

The Audit Committee only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons and entities who beneficially own more than ten percent (10%) of any class of the Company’s registered equity securities to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. The Company’s officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during the fiscal year ended December 31, 2023. During such fiscal year, we believe that all reports required to be filed by such persons pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, with the exception of the reports listed in the table below:

Name	Number of Late Reports	Description
David Howitt	1	Mr. Howitt’s Form 4 was not filed on a timely basis.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about draft annual consolidated financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its independent registered public accounting firm, including recommending its appointment or removal; reviewing the scope of its audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to Public Company Accounting Oversight Board (United States) (“PCAOB”); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s consolidated financial statements, the Audit Committee met with management and the Company’s independent registered public accounting firm, including meetings with the Company’s independent registered public accounting firm without management present, to review and discuss all consolidated financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant PCAOB Auditing Standard 1301, “Communication with Audit Committees.”

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with BPM LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by PCAOB.

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

This Audit Report has been furnished by the Audit Committee of the Board.

Kimberly Briskey, Chairperson
Sriram Peruvemba
Wendy Wilson

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

BPM LLP (“BPM”) has served as our independent registered public accounting firm since 2016 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of BPM as our independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of BPM as our independent registered public accounting firm.

BPM has no interest, financial or otherwise, in our Company. We do not currently expect a representative of BPM to physically attend the Annual Meeting, however, it is anticipated that a BPM representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by BPM for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit fees (1)	$423,026	$414,768
Audit-related fees (2)	–	–
Tax fees (3)	$42,982	$23,542
All other fees	–	–
Total	$466,008	$438,310

(1) “Audit fees” include fees for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.

(2) “Audit-related fees” include fees billed for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature and are not reported under “Audit Fees.”

(3) “Tax fees” include fees for tax compliance. Tax compliance fees encompass a variety of permissible services, including technical tax compliance related to federal and state income tax matters, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee Chairperson pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of such firm with respect to such services. The Chairperson of the Audit Committee has been delegated the authority by such committee to pre-approve all services by the independent registered public accounting firm. The Chairperson of the Audit Committee will report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Vote Required and Recommendation

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BPM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers

(Proposal No. 3)

Summary

Our compensation policies and procedures are centered on a pay-for-performance philosophy, and we believe that they are strongly aligned with the long-term interests of our stockholders. Our compensation program is designed to attract, motivate, and retain the key executives who drive our success. Compensation that rewards excellence and reflects performance, and alignment of that compensation with the interests of long-term stockholders, are key principles of our compensation program design. Although we have made and will continue to make improvements to our compensation program from time to time, these key principles have been unchanged for many years.

We support the principle that our corporate governance policies, including our executive compensation program, should be responsive to stockholder concerns. This principle is embodied in a non-binding, advisory vote that gives you as a stockholder the opportunity to approve the compensation of our named executive officers as disclosed in this proxy statement, including, among other things, our executive compensation objectives, policies and procedures. This vote is intended to provide an overall assessment of our executive compensation program rather than to focus on any specific item of compensation. We value the opinions of our stockholders and intend to take the outcome of this vote into account when considering future executive compensation arrangements. However, because the vote is advisory, it will not directly affect any existing compensation awards of any of our executive officers, including our named executive officers.

As discussed above, our executive compensation program is designed:

●	to demand and reward excellence from each of our executive officers and from the management team as a whole;

●	to align our interests with the interests of executives and other employees through compensation programs that recognize individual contributions toward the achievement of corporate goals and objectives without encouraging unnecessary or unreasonable risks;

●	to further link executive and stockholder interests through equity-based compensation and long-term stock ownership arrangements;

●	to recognize and reward excellence in an executive’s performance in the furtherance of our goals and objectives without undertaking unnecessary or excessive risk; and

●	to attract and retain high caliber executive and employee talent.

We encourage you to consider the detailed information provided in the Summary Compensation Table and the tables and other information that follow it. The Board will review the advisory voting results and will take them into account in making future executive compensation decisions.

Vote Required and Recommendation

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the Say-On-Pay Proposal, which is non-binding on the Company.

At the Annual Meeting a vote will be taken on a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS AS DISCLOSED HEREIN.

a non-binding advisory proposal on the frequency of the stockholder advisory vote on executive compensation

(Proposal No. 4)

Summary

Our stockholders are entitled to cast an advisory vote at the Annual Meeting regarding how frequently stockholders should consider and cast an advisory vote to approve the compensation of our named executive officers. Under the Dodd-Frank Act, at least every six years, the Company is required to seek an advisory (non-binding) stockholder vote regarding the frequency of the “say-on-pay” vote. The Dodd-Frank Act specifies that stockholders be given the opportunity to vote on the compensation paid to our named executive officers every year, every two years or every three years. Although this vote is advisory and non-binding, our Board will review voting results and give serious consideration to the outcome of such voting. We have not previously held an advisory (non-binding) stockholder vote regarding the frequency of the “say-on-pay” vote.

We believe that a three-year frequency is preferable for such vote because an annual or even biennial frequency creates the risk of relying upon hindsight to an unwarranted degree in evaluating the amount of executive compensation paid in one particular year. Our financial results in any particular year can be significantly impacted by factors beyond management’s control and for which our executives deserve neither credit nor blame, such as difficulties in forecasting in volatile economic conditions, or unexpected changes in the markets for our products and those of our customers. The determination of whether our executives’ compensation is closely tied to performance and properly rewards excellence is best viewed over a multi-year period.

In addition, a three-year frequency would lead to more thoughtful change, if we received an advisory vote disapproving of our executive compensation program. We would use the time to fully understand the specific stockholder concerns that led to that vote and to develop and consider alternatives. We would likely implement any resulting changes on a prospective basis beginning not earlier than the year following the stockholder vote in any case. This means that few if any of the changes would be reflected in the executive compensation reported in the proxy statement for the next stockholders’ meeting. If the vote is held on a three-year frequency, the additional time will lead to more informed changes and the creation of sufficient compensation data to permit meaningful evaluation of any changes.

The Board values and encourages constructive dialogue with our stockholders on compensation and other important governance topics. The Board currently believes that providing stockholders with an advisory vote on our executive compensation philosophy, policies and procedures every three years will enhance the value of stockholder communication by encouraging a longer-term focus. We note that stockholders will also be asked to express their views whenever we adopt or materially amend our executive equity compensation plans, and that stockholders can express their views to management or the Board at any time by contacting the company secretary.

Vote Required and Recommendation

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the Say-On-Frequency Proposal, which is non-binding on the Company. As to this proposal, a stockholder may: (i) vote in favor of every 1 YEAR as the frequency, (ii) vote in favor of every 2 YEARS as the frequency; (iii) vote in favor of every 3 YEARS as the frequency, or (iv) “ABSTAIN” with respect to the proposal.

Note that the proxy card provides for the four choices identified above and that you are not voting to approve or disapprove the Board’s recommendation. You should check only one alternative. The Board will consider the results of this advisory vote in determining the frequency of similar advisory votes in the future but is not bound by the results of the vote.

The outcome of this advisory vote will be determined by whichever of the choices (every three years, every two years or every year) receives the greatest number of votes cast. If at the most recent stockholder frequency vote a single frequency (i.e., three years, two years or one year) receives the support of a majority of the votes cast and we adopt a frequency that is consistent with that choice, we may exclude from future proxy statements any stockholder proposals that recommend a different frequency.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF HOLDING THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS EVERY 3 YEARS.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 1ST APRIL 2024 WARRANTS

(Proposal No. 5)

Summary

The purpose of Proposal No. 5 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon the “alternative cashless exercise” of the 1st April 2024 Warrants issued to the Holders pursuant to the 1st April 2024 Purchase Agreement (as defined below).

Background

On April 17, 2024, the Company entered into a securities purchase agreement (the “1st April 2024 Purchase Agreement”) with the Holders, pursuant to which, on April 19, 2024, the Company issued and sold to such Holders (a) in a registered direct offering, 225,834 shares of Common Stock, at an offering price of $3.321 per share, and (b) in a concurrent private placement, 1st April 2024 Warrants exercisable for an aggregate of up to 225,834 shares of Common Stock, at an exercise price of $3.196 per share (the “1st April 2024 Warrant Shares”), for aggregate gross proceeds of approximately $750,000 (such offerings, the “1st April 2024 Offerings”). On or about April 19, 2024, the Holders each entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Company whereby the Holders agreed to amend the “alternative cashless exercise” provision in Section 2(c) of the 1st April 2024 Warrants such that issuance of shares of Common Stock upon exercise of such “alternative cashless exercise” is subject to stockholder approval.

The 1st April 2024 Warrants are exercisable upon issuance and expire on the fifth anniversary of the issuance date of such warrants. In certain circumstances, the 1st April 2024 Warrants may be exercised on a cashless basis pursuant to the formula contained therein. Holders of the 1st April 2024 Warrants may also effect an “alternative cashless exercise” upon stockholder approval of this Proposal No. 5. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the 1st April 2024 Warrant in accordance with the terms of the 1st April 2024 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

The exercise of the 1st April 2024 Warrants is subject to beneficial ownership limitations such that each Holder may not exercise the 1st April 2024 Warrant to the extent that such exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of the Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

A registration statement on Form S-1 providing for the resale of, among others, the 1st April 2024 Warrant Shares, was filed with the SEC on June 14, 2024 and declared effective by the SEC on June 25, 2024.

On September 10, 2024, the Holders and the Company entered into the Side Letter Agreements, pursuant to which, (a) the Holders agreed to (i) amend Section 3(e) (the “Fundamental Transaction” provisions) in the 1st April 2024 Warrants, so that the “Black Scholes Value” clauses in such provisions are removed in their entirety, to be effective immediately following stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11, and (ii) amend the “Stockholder Meeting” provisions in the 1st April Purchase Agreements so that the obligation to re-call a stockholder meeting should the first stockholder meeting fail to obtain stockholder approval for the issuance of shares of Common Stock upon the “alternative cashless exercise” of the 1st April 2024 Warrants is amended from every three (3) months to every six (6) months, with the first stockholder meeting to occur no later than December 31, 2024; and (b) the Company agreed to, subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after such stockholder approval, and (ii) not issue certain securities if the issuance would constitute a Variable Rate Transaction (as defined in the Side Letter Agreements) for a period of 60 days from stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11.

Pursuant to a securities purchase agreement, dated as of March 26, 2024, by and among the Company and the Holders (the “March 2024 Purchase Agreement”), the Holders are entitled to a right of participation whereby for the period from March 27, 2024 to the 24-month anniversary thereof, they may participate in certain financings offered by the Company, including any such financing that occurs on or after September 2, 2024 up to an amount equal to 40% of such financing on the same terms, conditions and price provided to other purchasers in the financing.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 5 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders fully exercise the 1st April 2024 Warrants. Stockholder approval of Proposal No. 5 will apply to issuances of shares of Common Stock upon the “alternative cashless exercise” pursuant to the 1st April 2024 Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon “alternative cashless exercise” of the 1st April 2024 Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 5, the 1st April 2024 Warrants will not be exercisable via “alternative cashless exercise” in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the 1st April 2024 Warrants, as amended to date. The full text of the 1st April 2024 Warrants was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 18, 2024, the full text of the form of the Warrant Amendment Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 23, 2024, the full text of the form of the Side Letter Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 10, 2024 and the full text of the form of the March 2024 Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 1st April 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 5.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 1ST APRIL 2024 WARRANTS.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 2ND APRIL 2024 WARRANTS

(Proposal No. 6)

Summary

The purpose of Proposal No. 6 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon the “alternative cashless exercise” of the 2nd April 2024 Warrants issued to the Holders pursuant to the 2nd April 2024 Purchase Agreement (as defined below).

Background

On April 19, 2024, the Company entered into a securities purchase agreement (the “2nd April 2024 Purchase Agreement”) with the Holders, pursuant to which, April 23, 2024, the Company issued and sold to such purchasers (a) in a registered direct offering, 361,904 shares of Common Stock, at an offering price of $5.250 per share, and (b) in a concurrent private placement, the 2nd April 2024 Warrants exercisable for an aggregate of up to 542,856 shares of Common Stock, at an exercise price of $5.06 per share (the “2nd April 2024 Warrant Shares”), for aggregate gross proceeds of approximately $1.9 million (such offerings, the “2nd April 2024 Offerings”).

The 2nd April 2024 Warrants are exercisable upon issuance and expire on the fifth anniversary of the issuance date of such warrants. In certain circumstances, the 2nd April 2024 Warrants may be exercised on a cashless basis pursuant to the formula contained therein. Holders of the 2nd April 2024 Warrants may also effect an “alternative cashless exercise” upon stockholder approval of this Proposal No. 6. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the 2nd April 2024 Warrant in accordance with the terms of the 2nd April 2024 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

The exercise of the 2nd April 2024 Warrants is subject to beneficial ownership limitations such that each Holder may not exercise the 2nd April 2024 Warrant to the extent that such exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of the Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

A registration statement on Form S-1 providing for the resale of, among others, the 2nd April 2024 Warrant Shares, was filed with the SEC on June 14, 2024 and declared effective by the SEC on June 25, 2024.

On September 10, 2024, the Holders and the Company entered into the Side Letter Agreements, pursuant to which, (a) the Holders agreed to (i) amend Section 3(e) (the “Fundamental Transaction” provisions) in the 2nd April 2024 Warrants, so that the “Black Scholes Value” clauses in such provisions are removed in their entirety, to be effective immediately following stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11, and (ii) amend the “Stockholder Meeting” provisions in the 2nd April Purchase Agreements so that the obligation to re-call a stockholder meeting should the first stockholder meeting fail to obtain stockholder approval for the issuance of shares of Common Stock upon the “alternative cashless exercise” of the 2nd April 2024 Warrants is amended from every three (3) months to every six (6) months, with the first stockholder meeting to occur no later than December 31, 2024; and (b) the Company agreed to, subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after such stockholder approval, and (ii) not issue certain securities if the issuance would constitute a Variable Rate Transaction (as defined in the Side Letter Agreements) for a period of 60 days from stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11.

Pursuant to the March 2024 Purchase Agreement, the Holders are entitled to a right of participation whereby for the period from March 27, 2024 to the 24-month anniversary thereof, they may participate in certain financings offered by the Company, including any such financing that occurs on or after September 2, 2024 up to an amount equal to 40% of such financing on the same terms, conditions and price provided to other purchasers in the financing.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 6 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders fully exercise the 2nd April 2024 Warrants. Stockholder approval of Proposal No. 6 will apply to issuances of shares of Common Stock upon the “alternative cashless exercise” pursuant to the 2nd April 2024 Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon “alternative cashless exercise” of the 2nd April 2024 Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 6, the 2nd April 2024 Warrants will not be exercisable via “alternative cashless exercise” in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the 2nd April 2024 Warrants, as amended to date. The full text of the form of the 2nd April 2024 Warrants was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 23, 2024, the full text of the form of the Side Letter Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 10, 2024 and the full text of the form of the March 2024 Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 2nd April 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 6.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 2ND APRIL 2024 WARRANTS.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 3RD APRIL 2024 WARRANTS

(Proposal No. 7)

Summary

The purpose of Proposal No. 7 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon the “alternative cashless exercise” of the 3rd April 2024 Warrants issued to the Holders pursuant to the 3rd April 2024 Purchase Agreement (as defined below).

Background

On April 26, 2024, the Company, entered into a securities purchase agreement (the “3rd April 2024 Purchase Agreement”) with the Holders, pursuant to which, on April 30, 2024, the Company issued and sold to the Holders (a) in a registered direct offering, 418,845 shares Common Stock, at an offering price of $5.73 per share, and (b) in a concurrent private placement, 3rd April 2024 Warrants exercisable for an aggregate of up to 418,845 shares of Common Stock, at an exercise price of $5.60 per share (the “3rd April 2024 Warrant Shares”), for aggregate gross proceeds of approximately $2,400,000 (such offerings, the “3rd April 2024 Offerings”).

The 3rd April 2024 Warrants are exercisable upon issuance and expire on the fifth anniversary of the issuance date of such warrants. In certain circumstances, the 3rd April 2024 Warrants may be exercised on a cashless basis pursuant to the formula contained therein. Holders of the 3rd April 2024 Warrants may also effect an “alternative cashless exercise” upon stockholder approval of this Proposal No. 7. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the 3rd April 2024 Warrant in accordance with the terms of the 3rd April 2024 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

The exercise of the 3rd April 2024 Warrants is subject to beneficial ownership limitations such that each Holder may not exercise the 3rd April 2024 Warrant to the extent that such exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of the Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

A registration statement on Form S-1 providing for the resale of, among others, the 3rd April 2024 Warrant Shares, was filed with the SEC on June 14, 2024 and declared effective by the SEC on June 25, 2024.

On September 10, 2024, the Holders and the Company entered into the Side Letter Agreements, pursuant to which, (a) the Holders agreed to (i) amend Section 3(e) (the “Fundamental Transaction” provisions) in the 3rd April 2024 Warrants, so that the “Black Scholes Value” clauses in such provisions are removed in their entirety, to be effective immediately following stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11, and (ii) amend the “Stockholder Meeting” provisions in the 3rd April Purchase Agreements so that the obligation to re-call a stockholder meeting should the first stockholder meeting fail to obtain stockholder approval for the issuance of shares of Common Stock upon the “alternative cashless exercise” of the 3rd April 2024 Warrants is amended from every three (3) months to every six (6) months, with the first stockholder meeting to occur no later than December 31, 2024; and (b) the Company agreed to, subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after such stockholder approval, and (ii) not issue certain securities if the issuance would constitute a Variable Rate Transaction (as defined in the Side Letter Agreements) for a period of 60 days from stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11.

Pursuant to the March 2024 Purchase Agreement, the Holders are entitled to a right of participation whereby for the period from March 27, 2024 to the 24-month anniversary thereof, they may participate in certain financings offered by the Company, including any such financing that occurs on or after September 2, 2024 up to an amount equal to 40% of such financing on the same terms, conditions and price provided to other purchasers in the financing.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 7 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders fully exercise the 3rd April 2024 Warrants. Stockholder approval of Proposal No. 7 will apply to issuances of shares of Common Stock upon the “alternative cashless exercise” pursuant to the 3rd April 2024 Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon “alternative cashless exercise” of the 3rd April 2024 Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 7, the 3rd April 2024 Warrants will not be exercisable via “alternative cashless exercise” in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the 3rd April 2024 Warrants, as amended to date. The full text of the 3rd April 2024 Warrants was filed as exhibits to our Current Report on Form 8-K filed with the SEC on April 30, 2024, the full text of the form of the Side Letter Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 10, 2024 and the full text of the form of the March 2024 Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 3rd April 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 7.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 3RD APRIL 2024 WARRANTS.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 1ST MAY 2024 WARRANTS

(Proposal No. 8)

Summary

The purpose of Proposal No. 8 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon the “alternative cashless exercise” of the 1st May 2024 Warrants issued to the Holders pursuant to the 1st May 2024 Purchase Agreement (as defined below).

Background

On May 13, 2024, the Company, entered into a securities purchase agreement (the “1st May 2024 Purchase Agreement”) with the Holders, pursuant to which, May 15, 2024, the Company issued and sold to the Holders (a) in a registered direct offering, 785,000 shares of Common Stock, at an offering price of $3.31 per share, and (b) in a concurrent private placement, 1st May 2024 Warrants exercisable for an aggregate of up to 785,000 shares of Common Stock, at an exercise price of $3.18 per share (the “1st May 2024 Warrant Shares”), for aggregate gross proceeds of approximately $2,600,000 (such offerings, the “1st May 2024 Offerings”).

The 1st May 2024 Warrants are exercisable upon issuance and expire on the fifth anniversary of the issuance date of such warrants. In certain circumstances, the 1st May 2024 Warrants may be exercised on a cashless basis pursuant to the formula contained therein. Holders of the 1st May 2024 Warrants may also effect an “alternative cashless exercise” upon stockholder approval of this Proposal No. 8. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the 1st May 2024 Warrant in accordance with the terms of the 1st May 2024 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

The exercise of the 1st May 2024 Warrants is subject to beneficial ownership limitations such that each Holder may not exercise the 1st May 2024 Warrant to the extent that such exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of the Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

A registration statement on Form S-1 providing for the resale of, among others, the 1st May 2024 Warrant Shares, was filed with the SEC on June 14, 2024 and declared effective by the SEC on June 25, 2024.

On September 10, 2024, the Holders and the Company entered into the Side Letter Agreements, pursuant to which, (a) the Holders agreed to (i) amend Section 3(e) (the “Fundamental Transaction” provisions) in the 1st May 2024 Warrants, so that the “Black Scholes Value” clauses in such provisions are removed in their entirety, to be effective immediately following stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11, and (ii) amend the “Stockholder Meeting” provisions in the 1st May Purchase Agreements so that the obligation to re-call a stockholder meeting should the first stockholder meeting fail to obtain stockholder approval for the issuance of shares of Common Stock upon the “alternative cashless exercise” of the 1st May 2024 Warrants is amended from every three (3) months to every six (6) months, with the first stockholder meeting to occur no later than December 31, 2024; and (b) the Company agreed to, subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after such stockholder approval, and (ii) not issue certain securities if the issuance would constitute a Variable Rate Transaction (as defined in the Side Letter Agreements) for a period of 60 days from stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11.

Pursuant to the March 2024 Purchase Agreement, the Holders are entitled to a right of participation whereby for the period from March 27, 2024 to the 24-month anniversary thereof, they may participate in certain financings offered by the Company, including any such financing that occurs on or after September 2, 2024 up to an amount equal to 40% of such financing on the same terms, conditions and price provided to other purchasers in the financing.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 8 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders fully exercise the 1st May 2024 Warrants. Stockholder approval of Proposal No. 8 will apply to issuances of shares of Common Stock upon the “alternative cashless exercise” pursuant to the 1st May 2024 Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon “alternative cashless exercise” of the 1st May 2024 Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 8, the 1st May 2024 Warrants will not be exercisable via “alternative cashless exercise” in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the 1st May 2024 Warrants, as amended. The full text of the 1st May 2024 Warrants was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 15, 2024, the full text of the form of the Side Letter Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 10, 2024, and the full text of the form of the March 2024 Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 1st May 2024 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 8.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 1ST MAY 2024 WARRANTS.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 2ND MAY 2024 WARRANTS

(Proposal No. 9)

Summary

The purpose of Proposal No. 9 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon the “alternative cashless exercise” of the 2nd May 2024 Warrants issued to the Holders pursuant to the 2nd May 2024 Purchase Agreement (as defined below).

Background

On May 15, 2024, the Company, entered into a securities purchase agreement (the “2nd May 2024 Purchase Agreement”) with certain purchasers, pursuant to which, on May 17, 2024, the Company issued and sold to such purchasers (a) in a registered direct offering, 675,000 shares of Common Stock, at an offering price of $3.61 per share, and (b) in a concurrent private placement, 2nd May 2024 Warrants exercisable for an aggregate of up to 675,000 shares of Common Stock, at an exercise price of $3.48 per share (the “2nd May 2024 Warrant Shares”), for aggregate gross proceeds of approximately $2,437,000 (such offerings, the “2nd May 2024 Offerings”). The 2nd May 2024 Offerings closed on May 17, 2024.

The 2nd May 2024 Warrants are exercisable upon issuance and expire on the fifth anniversary of the issuance date of such warrants. In certain circumstances, the 2nd May 2024 Warrants may be exercised on a cashless basis pursuant to the formula contained therein. Holders of the 2nd May 2024 Warrants may also effect an “alternative cashless exercise” upon stockholder approval of this Proposal No. 9. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the 2nd May 2024 Warrant in accordance with the terms of the 2nd May 2024 Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

The exercise of the 2nd May 2024 Warrants is subject to beneficial ownership limitations such that each Holder may not exercise the 2nd May 2024 Warrant to the extent that such exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of the Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

A registration statement on Form S-1 providing for the resale of, among others, the 2nd May 2024 Warrant Shares, was filed with the SEC on June 14, 2024 and declared effective by the SEC on June 25, 2024.

On September 10, 2024, the Holders and the Company entered into the Side Letter Agreements, pursuant to which, (a) the Holders agreed to (i) amend Section 3(e) (the “Fundamental Transaction” provisions) in the 2nd May 2024 Warrants, so that the “Black Scholes Value” clauses in such provisions are removed in their entirety, to be effective immediately following stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11, and (ii) amend the “Stockholder Meeting” provisions in the 2nd May Purchase Agreements so that the obligation to re-call a stockholder meeting should the first stockholder meeting fail to obtain stockholder approval for the issuance of shares of Common Stock upon the “alternative cashless exercise” of the 2nd May 2024 Warrants is amended from every three (3) months to every six (6) months, with the first stockholder meeting to occur no later than December 31, 2024; and (b) the Company agreed to, subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after such stockholder approval, and (ii) not issue certain securities if the issuance would constitute a Variable Rate Transaction (as defined in the Side Letter Agreements) for a period of 60 days from stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11.

Pursuant to the March 2024 Purchase Agreement, the Holders are entitled to a right of participation whereby for the period from March 27, 2024 to the 24-month anniversary thereof, they may participate in certain financings offered by the Company, including any such financing that occurs on or after September 2, 2024 up to an amount equal to 40% of such financing on the same terms, conditions and price provided to other purchasers in the financing.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 9 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders fully exercise the 2nd May 2024 Warrants. Further, because of the possibility that the exercise price of the 2nd May 2024 Warrants may be further adjusted to a lower amount, stockholders may experience an even greater dilutive effect. Stockholder approval of Proposal No. 9 will apply to issuances of shares of Common Stock upon the “alternative cashless exercise” pursuant to the 2nd May 2024 Warrants, including such potential issuance of additional shares.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon “alternative cashless exercise” of the 2nd May 2024 Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 9, the 2nd May 2024 Warrants will not be exercisable via “alternative cashless exercise” in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the 2nd May 2024 Warrants, as amended to date. The full text of the form of the 2nd May 2024 Warrants was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 17, 2024, the full text of the form of the Side Letter Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 10, 2024 and the full text of the form of the March 2024 Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 27, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon “alternative cashless exercise” of the 2nd May 2024 Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 9.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON THE “ALTERNATIVE CASHLESS EXERCISE” OF THE 2ND MAY 2024 WARRANTS.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE INDUCEMENT WARRANTS

(Proposal No. 10)

Summary

The purpose of Proposal No. 10 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon exercise of the Inducement Warrants issued to the Holders pursuant to the Inducement Agreements.

Background

On September 10, 2024, the Company entered into exchange agreements (each, an “Exchange Agreement”) with the Holders, who held common stock purchase warrants exercisable for an aggregate of up to 5,135,182 shares of Common Stock, originally issued on February 13, 2024 and having a then-current exercise price of $1.83 (such warrants, the “February 2024 Warrants”). Pursuant to the Exchange Agreements, the Holders agreed to exchange their February 2024 Warrants for newly issued common stock purchase warrants exercisable for an aggregate of up to 5,135,182 shares of Common Stock, at an exercise price of $2.21 per share (such warrants, the “Exchange Warrants”, and such shares of Common Stock issuable upon exercise thereof, the “Exchange Warrant Shares”). The Exchange Warrants, which were immediately exercisable upon issuance, were issued pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) thereof.

Also on September 10, 2024, following completion of the transactions contemplated by the Exchange Agreements, the Company entered into the Inducement Agreements with the Holders of the Exchange Warrants. The Inducement Agreements were amended on September 30, 2024 and then again on October 31, 2024. Pursuant to the Inducement Agreements, the Company agreed, as consideration for exercising all or part of the Exchange Warrants held by any such Holder on or prior to November 30, 2024, to issue to such Holder one or more Inducement Warrants exercisable for up to a number of shares of Common Stock equal to 65% of the number of Exchange Warrant Shares issued upon exercise of the Exchange Warrants under the Inducement Agreements (such shares of Common Stock issuable upon exercise thereof, the “Inducement Warrant Shares”). Under the terms of the Inducement Agreements, the Holders were required to exercise an aggregate of 904,977 Exchange Warrants on September 10, 2024, for aggregate gross proceeds of approximately $2.0 million, pursuant to which the Company issued Inducement Warrants exercisable for up to an aggregate of 588,236 Inducement Warrant Shares. Between September 11 and October 31, 2024, a Holder exercised an additional 288,744 Exchange Warrants for gross proceeds of approximately $638,124, and the Company issued to such Holder Inducement Warrants exercisable for up to an aggregate of 187,684 Inducement Warrant Shares. If the Holders exercise all of the remaining Exchange Warrants, additional Inducement Warrants exercisable for up to an aggregate of 2,561,948 Inducement Warrant Shares will be issued pursuant to the Inducement Agreements.

The exercise of the Inducement Warrants is subject to beneficial ownership limitations such that each Holder may not exercise the Inducement Warrant to the extent that such exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of the Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

The Inducement Warrants are not exercisable until stockholder approval of this Proposal No. 10. Once exercisable, the Inducement Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the Inducement Warrants. The holder of an Inducement Warrant may also effect an “alternative cashless exercise” commencing on the stockholder approval date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Inducement Warrant in accordance with the terms of the Inducement Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.0.

The offer and sale of the securities pursuant to the Inducement Agreements were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The Company’s obligation to issue the Inducement Warrant Shares upon exercise of the Inducement Warrants is expressly conditioned upon approval of this Proposal No. 10.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 10 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders exercise the Inducement Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon exercise of the Inducement Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 10, the Inducement Warrants will not be exercisable in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the Inducement Agreements and the Inducement Warrants. The full text of each of the form of the Inducement Agreement and the Inducement Warrant were filed as exhibits to our Current Report on Form 8-K filed with the SEC on September 10, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon exercise of the Inducement Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 10.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE INDUCEMENT WARRANTS.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE NEW WARRANTS

(Proposal No. 11)

Summary

The purpose of Proposal No. 11 is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon exercise of the New Warrants issued to the Holders pursuant to the Side Letter Agreements.

Background

On September 10, 2024, the Company entered into a Side Letter Agreement with each of the Holders regarding (i) certain common stock purchase warrants, dated March 27, 2024, as amended (the “March 2024 Warrants”), (ii) the 1st April 2024 Warrants, (iii) the 2nd April 2024 Warrants, (iv) the 3rd April 2024 Warrants, (v) the 1st May 2024 Warrants, and (vi) the 2nd May 2024 Warrants (the preceding clauses (i) through (vi) collectively, the “Original Warrants”), which Holders are also parties to (i) the March 2024 Purchase Agreement, (ii) the 1st April 2024 Purchase Agreement, (iii) the 2nd April 2024 Purchase Agreement, (iv) the 3rd April 2024 Purchase Agreement, (v) the 1st May 2024 Purchase Agreement, and (vi) the 2nd May 2024 Purchase Agreement (the preceding clauses (i) through (vi) collectively, the “Original Purchase Agreements”), with the Company.

Pursuant to the Side Letter Agreements, (a) the Holders agreed to (i) amend the “Fundamental Transaction” provisions in the Original Warrants, so that the “Black Scholes Value” clauses in such provisions are removed in their entirety, to be effective immediately following stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11, (ii) remove the requirement to call a stockholder meeting to seek stockholder approval of the issuance of shares of Common Stock upon exercise of the March 2024 Warrants, (iii) amend the “Stockholder Meeting” provisions in the 1st April 2024 Purchase Agreement, 2nd April 2024 Purchase Agreement, 3rd April 2024 Purchase Agreement, 1st May 2024 Purchase Agreement and 2nd May 2024 Purchase Agreement so that the obligation to re-call a stockholder meeting should the first stockholder meeting fail to obtain stockholder approval for the issuance of shares of Common Stock upon the “alternative cashless exercise” of the 1st April 2024 Warrants, 2nd April 2024 Warrants, 3rd April 2024 Warrants, 1st May 2024 Warrants and 2nd May 2024 Warrants is amended from every three (3) months to every six (6) months, with the first stockholder meeting to occur no later than December 31, 2024, and (iv) remove the “Subsequent Equity Sales” and “Registration Statement” provisions in the March 2024 Purchase Agreement; (b) as inducements to and in consideration for each Holder’s agreement to amend the Original Warrants and the Original Purchase Agreements in accordance with the applicable Side Letter Agreement, the Company (i) issued to each Holder 887,356 shares of Common Stock (such shares issued to the Holders, collectively, the “New Shares”), and (ii) agreed to issue to each Holder, upon stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11, the New Warrants, to purchase an aggregate of 5,391,747 shares (the “New Warrant Shares”) of the Company’s Common Stock, at a per share exercise price equal to $2.21, which New Warrants will be exercisable at any time on or after the stockholder approval of this Proposal No. 11 and expire five years from such stockholder approval; and (c) the Company agreed to, subject to certain exceptions, (i) not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until 30 days after such stockholder approval, and (ii) not issue certain securities if the issuance would constitute a Variable Rate Transaction (as defined in the Side Letter Agreements) for a period of 60 days from stockholder approval of each of Proposals No. 5, No. 6, No. 7, No. 8, No. 9, No. 10 and No. 11.

The exercise of the New Warrants is subject to beneficial ownership limitations such that each Holder may not exercise the New Warrant to the extent that such exercise would result in the Holder being the beneficial owner in excess of 4.99% (or, upon election of the Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

The New Warrants are not exercisable until stockholder approval of this Proposal No. 11. Once exercisable, the New Warrants may be exercised, in certain circumstances, on a cashless basis pursuant to the formula contained in the New Warrants. The holder of a New Warrant may also effect an “alternative cashless exercise” commencing on the stockholder approval date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the New Warrant in accordance with the terms of the New Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 1.0.

The Company’s obligation to issue the New Warrant Shares upon exercise of the New Warrants is expressly conditioned upon approval of this Proposal No. 11.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal No. 11 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Holders exercise the New Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the full issuance of shares of Common Stock upon exercise of the New Warrants may require stockholder approval.

If our stockholders do not approve this Proposal No. 11, the New Warrants will not be exercisable in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the Side Letter Agreement, and the New Warrants. The full text of each of the form of the Side Letter Agreement, and New Warrant were filed as exhibits to our Current Report on Form 8-K filed with the SEC on September 10, 2024.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable upon exercise of the New Warrants. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 11.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE NEW WARRANTS.

APPROVAL OF AMENDMENT TO THE LTIP

(Proposal No. 12)

We are asking our stockholders to approve an amendment to the LTIP (the “LTIP Amendment”). The LTIP Amendment removes the annual share limit of Common Stock that may be issued for a certain fiscal year under the LTIP and changes the calculation of the maximum aggregate number of shares of Common Stock that may be issued under the LTIP to be calculated as of the first trading day of each fiscal quarter. No other changes are proposed. If the LTIP Amendment is approved, the maximum number of shares of Common Stock that may be subject to equity awards shall be limited to 15% of the shares of Common Stock outstanding, which calculation shall be made using the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter.

The purpose of the LTIP is to promote the best interests of the Company and its stockholders by (i) assisting the Company and its affiliates in the recruitment and retention of persons with ability and initiative (“Eligible Persons”), (ii) providing an incentive to such Eligible Persons to contribute to the growth and success of the Company’s businesses by affording such Eligible Persons equity participation in the Company and (iii) associating the interests of such Eligible Persons with those of the Company and its affiliates and stockholders. The LTIP provides for awards of stock bonus, restricted stock, stock appreciation rights, deferred shares, performance shares and stock options to purchase shares of Common Stock (collectively, the “Awards”).

The Company has a policy of awarding restricted stock to the Company’s directors, officers, employees and consultants on a quarterly as well as an annual basis under its stock incentive plans currently in effect. When the LTIP was initially approved by the Board and our stockholders, the number of shares of Common Stock issuable in any given year under the LTIP was targeted at 8% of the number of shares of Common Stock outstanding (later amended to 15% for fiscal years 2023 and 2024 only). In order to continue, as well as enhance, the effectiveness of the LTIP, on [●], 2024, the Board approved the LTIP Amendment, subject to stockholder approval at the Annual Meeting. The LTIP Amendment will not take effect without stockholder approval. The current overall limit of shares issuable under the LTIP, which is of 15% of the shares of Common Stock outstanding, will not be changed.

The Board evaluated a number of variables, including, without limitation, the value of the Common Stock (since lower stock prices generally require that more shares be issued to produce awards of the same grant date fair value), the number of shares of Common Stock issued recently to support ongoing financing activities, changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the marketplace in which the Company operates in the post-Covid environment, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards, in determining whether the total number of shares of Common Stock that are subject to the Company’s award grants under the LTIP in any one year or from year-to-year may change. We anticipate that in order to meet the objectives and requirements of the LTIP, we will likely utilize all the shares presently available for awards under the LTIP in 2024 and beyond. The Board believes that it is in the best interests of the Company and our stockholders to approve the LTIP Amendment based on the aforementioned factors. The Board believes that equity awards assist in retaining, motivating and rewarding employees, executives and consultants by giving them an opportunity to obtain long-term equity participation in us. In addition, equity awards are an important contributor to aligning the incentives of our employees with the interests of our stockholders.

The Board also believes equity awards are essential to attracting new employees and retaining current employees. The Board believes that to remain competitive with other technology companies in our long-term incentive plans, we must continue to provide employees with the opportunity to obtain equity in us and that an inability to offer equity incentives to new and current employees would put us at a competitive disadvantage in attracting and retaining qualified personnel. Our named executive officers and directors have an interest in this proposal because they are expected to receive awards under the LTIP if the LTIP Amendment is approved at the Annual Meeting.

The number of shares of Common Stock that are the subject of awards under the LTIP, as and if amended, which expire unexercised or unvested or are forfeited, terminated, surrendered, or cancelled without the delivery of shares of Common Stock, such that all or some of the shares covered by an Award are not issued to a participant or are exchanged for awards that do not involve shares, will again immediately become available to be issued pursuant to Awards granted. If shares of Common Stock are withheld from payment of an award to satisfy tax or exercise price obligations with respect to the Award, those shares of Common Stock will continue to be treated as shares of Common Stock that have been issued under the LTIP and will not again be available for issuance.

The full text of the proposed LTIP Amendment is attached to this Proxy Statement as Appendix A.

Summary of the LTIP and LTIP Amendment

Our Board adopted the LTIP on January 30, 2018, and the LTIP was approved by our stockholders on January 31, 2018. At special meetings of our stockholders held on January 24, 2023 and March 15, 2024, our stockholders approved certain amendments to the LTIP. At the Annual Meeting, we are asking stockholders to approve the LTIP Amendment. The LTIP Amendment, if approved by stockholders, removes the annual share limit of Common Stock that may be issued for a certain fiscal year under the LTIP and changes the calculation of the maximum aggregate number of shares of Common Stock that may be issued under the LTIP to be calculated as of the first trading day of each fiscal quarter. The aggregate limit of shares issuable under the LTIP will not change and will remain 15% of such outstanding shares.

The following paragraphs provide a summary of the principal features of the LTIP and its operation. The following summary is qualified in its entirety by reference to the LTIP as previously filed as an exhibit with the SEC and the proposed LTIP Amendment as set forth in Appendix A.

Objectives. The objective of the LTIP is to (i) assist the Company and its affiliates in the recruitment and retention of persons with ability and initiative, (ii) provide an incentive to such persons to contribute to the growth and success of the Company’s businesses by affording such persons equity participation in the Company and (iii) associate the interests of such persons with those of the Company and its affiliates and stockholders.

Oversight. The Board or a committee of the Board (the “Committee”) administers the LTIP by making determinations regarding the persons to whom the Awards should be granted and the amount, terms, conditions and restrictions of the Awards. The Committee also has the authority to interpret the provisions of the LTIP and to establish and amend rules for its administration subject to the LTIP’s limitations.

Number of Shares of Common Stock Available Under the LTIP. The maximum aggregate number of shares of Common Stock that may be issued under the LTIP is 15% of the shares of Common Stock outstanding, which calculation shall be made on the first trading day of a new fiscal year. If our stockholders approve the LTIP Amendment, the maximum aggregate number of shares of Common Stock that may be issued under the LTIP will be calculated as of the first trading day of each fiscal quarter.

Number of Shares of Common Stock Issuable Under the LTIP for Any Given Year. The maximum aggregate number of shares of Common Stock that may be issued in any year under the LTIP is 8% of the shares of Common Stock outstanding in such fiscal year (except for the fiscal year 2023, which was 15% of the shares of Common Stock outstanding in such fiscal year). If our stockholders approve the LTIP Amendment, this annual limit will be removed.

Types of Awards. The LTIP allows for the direct awards of stock bonus, restricted stock, stock appreciation rights, deferred shares, performance shares of Common Stock (with and without restrictions), and for the grant of stock options to purchase shares of Common Stock.

Stock Option

•	Exercise Price. Stock options granted under the LTIP must have an exercise price at least equal to 100% of the fair market value of the Common Stock as of the date of grant.
•	Expiration date. The maximum period during which a stock option may be exercised is ten (10) years from the date such stock option was granted.
•	Exercisability. The Committee may specify when a stock option becomes exercisable, but in the absence of such specification, the stock option will ordinarily be exercisable in whole or in part at any time during its term. However, the Committee may accelerate the exercisability of any option at its discretion.

•	Assignability. Stock options are nontransferable except to the extent transferability of the stock option is provided for in a stock option agreement or is approved by the Committee.
•	No repricing. A stock option may not be repriced without stockholder approval.

Payment upon Exercise of Stock Options. Unless otherwise provided by a stock option agreement, payment of the exercise price for a stock option shall be made in cash or a cash equivalent or if the Common Stock is traded on an established securities market, by payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the stock option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the stock option to the broker-dealer or by delivery of the Common Stock to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Company. With the consent of the Committee, payment of all or a part of the exercise price of an option may also be made (i) by surrender to the Company (or delivery to the Company of a properly executed form of attestation of ownership) of shares of Common Stock that have been held for such period prior to the date of exercise as is necessary to avoid adverse accounting treatment to the Company, or (ii) any other method acceptable to the Committee, including without limitation, the withholding of shares receivable upon settlement of the stock option in payment of the exercise price. If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the fair market value (determined as of the date of exercise) of the shares surrendered must not be less than the option price of the shares for which the stock option is being exercised.

Restricted Stock. The Committee is authorized to grant restricted stock awards. A restricted stock grant is a grant of shares of our Common Stock, which is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Committee. The recipient of a restricted stock award generally has all the rights of a stockholder, unless otherwise determined by the Committee.

Stock Bonus Awards. The Committee is authorized to grant stock bonus awards. A stock bonus award is an award of Common Stock, which is subject to terms and conditions as the Committee deems appropriate.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights. A stock appreciation right is an award of a right of the participant to receive a payment in cash or shares of Common Stock (or a combination thereof) based on the increase in fair market value of the shares of Common Stock covered by the award between the date of grant of such award and the fair market value of the Common Stock on the date of exercise of such stock appreciation right. A stock appreciation right under the LTIP must have an exercise price at least equal to 100% of the fair market value of the Common Stock as of the date of grant and the maximum period during which the stock appreciation right may be exercised is seven (7) years from the date of grant. A stock appreciation right may not be repriced without stockholder approval.

Deferred Shares. The Committee is authorized to grant deferred shares. An award of deferred shares provides the recipient the right to receive shares of Common Stock at the end of a specified deferral period. Deferred shares are referred to elsewhere in this document as RSUs.

Performance Shares. The Committee is authorized to grant performance shares. A performance shares is a bookkeeping entry that records the equivalent of one share of Common Stock.

Merger or Sale of Assets. If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while Awards remain outstanding under the LTIP, unless provisions are made in connection with such transaction for the continuance of the LTIP and/or the assumption or substitution of such Awards with new Awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Awards that have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in a stock option agreement or stock award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

Amendment and Termination of the LTIP. The Board has the authority to amend or terminate the LTIP, except that stockholder approval will be required for any amendment to the LTIP to the extent required by any applicable law or regulation or any applicable Nasdaq or stock exchange rule. Any amendment will not, without the consent of the holder of an outstanding LTIP Award, adversely affect any rights of such person with respect to an outstanding award at the time such amendment is made. Unless previously terminated, new Awards may not be made under the LTIP after January 30, 2028.

Outstanding Equity Awards Held by Named Executive Officers.

The following table presents information concerning the outstanding equity awards for the named executive officers as of December 31, 2023:

Outstanding Equity Awards at Fiscal Year-End

	Option/Warrant Awards								Stock Awards
Name	Number of Securities underlying Unexercised Options and Warrants (#) Exercisable	Number of Securities underlying Unexercised Options and Warrants (#) Unexercisable	Option/ Warrant Exercise Price ($/Sh)	Option/ Warrant Expiration Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested (1)		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Brett Moyer	–	–	–	–	833	(2)	$97.46	(2)	–	–
					1,165	(3)	136.31	(3)
					333	(4)	38.96	(4)
					62,475	(5)	7,309.58	(5)

George Oliva(6)	–	–	–	–	–		$–		–	–

Gary Williams	–	–	–	–	66	(7)	$7.72	(7)	–	–
					231	(8)	27.03	(8)
					43,316	(9)	5,067.97	(9)

(1)	Market value based upon the closing market price of $0.117 on December 29, 2023.

(2)	Mr. Moyer was granted 2,500 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(3)	Mr. Moyer was granted 2,500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(4)	Mr. Moyer was granted 500 shares of restricted Common Stock on September 19, 2022, which vest in equal installments on the first, second and third anniversaries of September 19, 2022.

(5)	Mr. Moyer was granted 75,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

(6)	Effective July 11, 2023, George Oliva resigned as Principal Financial Officer of the Company and entered into a separation agreement with the Company (the “Separation Agreement”) with the Company, whereby amongst other things, his only title would be Senior Vice President of Finance and Strategic Operations of the Company. In connection with the Separation Agreement, Mr. Oliva was granted 30,000 RSAs on July 12, 2023 which were fully vested on December 1, 2023. Additionally, as of the date of the Separation Agreement, Mr. Oliva had a total of 1,499 unvested RSAs and RSUs, which were fully vested on December 1, 2023.

(7)	Mr. Williams was granted 200 shares of restricted Common Stock on February 24, 2021, which vest in equal installments on the first, second and third anniversaries of March 15, 2021.

(8)	Mr. Williams was granted 500 shares of restricted Common Stock on January 13, 2022, which vest as follows: 1/5th of the grant to vest on September 15, 2022, and the remaining 4/5th of the grant to vest quarterly in equal installments over the next 36 months on each December 15th, March 15th, June 15th and September 15th thereafter until September 15, 2025.

(9)	Mr. Williams was granted 52,000 shares of restricted Common Stock on July 12, 2023, which vest in equal installments, commencing on November 15, 2023 and every six (6) months thereafter until May 15, 2026.

Recent Restricted Stock Award and Restricted Stock Units Grants to Employees, Consultants, and Directors

On July 27, 2020, the Board approved the establishment of the 2020 Plan, and the 2020 Plan was approved by our stockholders at the annual meeting of the stockholders held on October 20, 2020. The 2020 Plan authorizes us to reserve 650,000 shares for future grants thereunder. As of December 31, 2023, no options or RSAs have been granted under the 2020 Plan while an aggregate , net of cancellations, of 6,285 RSUs have been issued under the 2020 Plan of which 67 remained unvested at December 31, 2023.

On June 21, 2022, the Board approved the establishment of the 2022 Plan, and the 2022 Plan was approved by our stockholders at the annual meeting of the stockholders held on August 19, 2022. The 2022 Plan authorizes us to reserve 500,000 shares for future grants thereunder. As of December 31, 2023, no options or RSAs have been granted under the 2022 Plan while an aggregate, net of cancellations, of 3,450 RSUs have been issued under the 2022 Plan of which 2,531 remained unvested at December 31, 2023.

We believe that awards under the Plans better align the interests of our employees, consultants and directors with those of our stockholders. A total of 2,670,313 shares (including equity awards convertible into shares of Common Stock) remained available for awards under the various Plans as of February 13, 2024.

The number of awards that an employee, director, or consultant may receive under our Plans is in the discretion of the administrator and therefore cannot be determined in advance.

The following table sets forth the aggregate number of shares subject to restricted stock and RSUs granted under the Plans during the year-ended December 31, 2023.

Restricted Stock and Restricted Stock Unit Grants

Name of Individual or Group	Number of Restricted Shares of Common Stock Granted	Number of Restricted Stock Units Granted
Brett Moyer President, Chief Executive Officer and Chairman of the Board	75,000	-
Gary Williams Chief Accounting Officer and Vice President of Finance	52,000	-
Lisa Cummins Director	11,000	-
Dr. Jeffrey M. Gilbert Director	11,000	-
David Howitt Director	11,000	-
Helge Kristensen Director	11,000	-
Sriram Peruvemba Director	11,000	-
Robert Tobias Director	11,000	-
Wendy Wilson Director	11,000	-
All executive officers, as a group	127,000	-
All directors who are not executive officers, as a group	77,000	-
All employees who are not executive officers, as a group	-	-

Federal Tax Aspects

The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to the Company of Awards granted under the LTIP. This summary is not intended to be a complete discussion of all the federal income tax consequences of the LTIP or of all the requirements that must be met in order to qualify for the tax treatment described below. The following summary is based upon the provisions of U.S. federal tax law in effect on the date hereof, which is subject to change (perhaps with retroactive effect) and does not constitute tax advice. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, Participants are encouraged to consult with their own advisors.

Tax consequences of nonqualified stock options and stock appreciation rights. In general, an employee, director or consultant will not recognize income at the time of the grant of nonqualified stock options or stock appreciation rights under the LTIP. When the holder exercises the stock option or stock appreciation right, he or she generally will recognize compensation income for federal income, Social Security, Medicare and Additional Medicare tax purposes equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of the Common Stock received (or cash equivalent) over the exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount of compensation income recognized at the time of the exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option or stock appreciation right, the holder will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares. The capital gain or loss will be short-term or long-term depending on the holding period of the shares sold. If a stock appreciation right is settled in cash, the amount received will be taxed as compensation income.

Tax consequences of Stock Awards. In general, the recipient of an Award of our Common Stock without restrictions will recognize compensation income at the time the shares of Common Stock are awarded in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock received over the amount, if any, the recipient paid in exchange for the shares of Common Stock. In the case of a restricted stock award (such that the shares are subject to vesting or other restrictions), the recipient generally will not recognize income until the shares of Common Stock become vested or the restrictions otherwise lapse, at which time the recipient will recognize compensation income equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, that the recipient paid in exchange for the shares of Common Stock. If the shares of Common Stock are forfeited under the terms of the restricted stock award, the recipient will not recognize compensation income and will not be allowed an income tax deduction with respect to the forfeiture.

A recipient may file an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within thirty (30) days of the recipient’s receipt of the restricted stock to recognize compensation income, as of the award date, equal to the excess, if any, of the fair market value of the shares of Common Stock on the award date less the amount, if any, that the recipient paid in exchange for the shares of Common Stock. If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the restricted stock award is forfeited, the recipient will not be allowed an income tax deduction for the compensation income recognized. (A loss is allowed with respect to any amount paid.) If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares of Common Stock prior to the date the vesting or restrictions lapse will be treated as compensation income.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares of Common Stock acquired as restricted stock awards will be the amount paid for the shares plus the amount of compensation income recognized in connection with the Award.

Tax consequences of RSUs. A recipient of an RSU is taxed when the shares are delivered (generally at vesting), rather than the date of grant. (Deferred delivery of shares after vesting may implicate Section 409A of the Internal Revenue Code.) The recipient is taxed on compensation income measured by the cash received or the difference between the amount paid (if any) and the fair market value of the Common Stock at settlement. If the recipient receives actual shares at settlement, the holding period will begin at settlement and the tax basis will be equal to the sum of the cash, if any, paid plus the amount of compensation income recognized at vesting. Dividend equivalents (if offered) will be taxed as additional compensation income at settlement.

Additional Federal Tax. A recipient may be required to pay a 3.8% Medicare tax with respect to net investment income, including dividends on and gains from the sale or other disposition of Common Stock, to the extent that total adjusted income exceeds applicable thresholds.

Withholding and other consequences. All compensation income of a recipient with respect to an Award will be subject to appropriate federal, state and local income and employment tax withholding.

Tax effect for the Company. We are generally entitled to an income tax deduction in connection with an Award under the LTIP in an amount equal to the compensation income recognized by a recipient at the time the recipient recognizes such income, subject to the limitation on the deduction of executive compensation under Section 162(m) of the Internal Revenue Code in the case of certain executives.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus the amount includible in his or her gross income as compensation in respect of such shares.

Withholding and other consequences. Any compensation includible in the gross income of a recipient will be subject to appropriate federal and state income tax withholding.

Tax effect for the Company. We are generally entitled to an income tax deduction in connection with a stock option or restricted stock award granted under the LTIP in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, the exercise of a nonqualified stock option). Special rules may limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers under Section 162(m) of the Internal Revenue Code to the extent that annual compensation paid to any of the foregoing individuals exceeds $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON RECIPIENTS OF AWARDS UNDER THE LTIP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A RECIPIENT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY STATE OR FOREIGN COUNTRY IN WHICH THE RECIPIENT MAY RESIDE. THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, TO AVOID PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.

Vote Required and Recommendation of Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of the shares of Common Stock present at the Special Meeting, in person or by proxy, and voting on the matter, will be required to approve the LTIP Amendment. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 12.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE LTIP AMENDMENT.

THE CERTIFICATE OF INCORPORATION AMENDMENT PROPOSAL

(Proposal No. 13)

Introduction

We are seeking stockholder approval of a proposal to approve an amendment to the Certificate of Incorporation to permit the Board to amend the Bylaws without stockholder approval, as described below (the “Proposed Certificate of Incorporation Amendment”). After careful consideration, our Board has unanimously determined that it would be advisable and in the best interests of the Company and our stockholders and recommend to the stockholders to approve this Proposal No. 13.

Current Certificate of Incorporation Amendment Requirement

Delaware General Corporation Law (the “DGCL”) provides that the Certificate of Incorporation may be amended by calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Also, the Board shall adopt a resolution setting forth the proposed amendment. At the meeting a vote of the stockholders entitled to vote thereon shall be taken for and against any proposed amendment that requires adoption by stockholders. If a majority of the outstanding stock entitled to vote thereon has voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with DGCL shall be executed, acknowledged and filed and shall become effective in accordance with DGCL.

Reasons for Proposed Certificate of Incorporation Amendment

We believe that almost all publicly traded corporations incorporated in Delaware grant the right to amend bylaws to directors. Our Board believes that having such authority to amend the Bylaws without stockholder approval provides it with important flexibility to make amendments to the Bylaws that the Board believes is in the best interests of the Company and its stockholders.

In addition, in making its recommendation to approve the Proposed Certificate of Incorporation Amendment, the Board also considered the following:

•	Requiring stockholder approval of all amendments to the Bylaws would impose an unnecessary administrative burden, expense and delay on the Company by requiring all amendments to wait until an annual meeting of the stockholders or the convening of a special meeting. As a result, important or necessary amendments to the Bylaws may not be able to be made within the timeframe to serve the best interests of the Company and its stockholders.
•	In considering and implementing amendments to the Bylaws, our strong and independent Board must act in a manner consistent with its fiduciary duties owed to the Company and its stockholders.
•	Our stockholders will still have the unfettered ability to amend our Bylaws if the Proposed Certificate of Incorporation Amendment is approved.

Current Bylaw Amendment Requirement

Article IX of the Bylaws provides that the Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Company may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon our directors. Article IX further provides that the fact that such power has been so conferred upon our directors shall not divest our stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

Description of the Proposed Certificate of Incorporation Amendment

The Board has adopted and declared advisable, and recommends that the stockholders adopt, the Proposed Certificate of Incorporation Amendment. If the Proposed Certificate of Incorporation Amendment is adopted, the Bylaws may be amended by either the Board or the stockholders.

The Proposed Certificate of Incorporation Amendment is set forth in Appendix B. The description of the Proposed Certificate of Incorporation Amendment in this Proxy Statement is qualified in its entirety by reference thereto.

If the Proposed Certificate of Incorporation Amendment is approved by the stockholders at the Annual Meeting, it will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which we plan to do promptly after the Annual Meeting.

Following stockholder approval of this Proposal No. 13, the Board unanimously intends to amend the first sentence of Section 2.6 of the Bylaws to read in its entirety as follows:

“The holders of shares of stock having one-third of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.”

Currently, the presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting of stockholders is necessary to establish a quorum for the transaction of business, pursuant to the first sentence of Section 2.6 of our current Bylaws. Because we have a large number of shares of Common Stock widely distributed among a large number of small stockholders at the moment, recently, we have experienced extreme difficulties reaching a quorum for our stockholder meetings, which have been postponed a number of times due to failure to meet a quorum. The proposed amendment to the Bylaws would allow the Company to address the changes of stockholder base of the Company or otherwise to react timely under the circumstances in order to amend the quorum requirement. The proposed amendment to the Bylaws does not allow a decrease of the quorum requirement below the minimum quorum requirement permitted by applicable law or Nasdaq rules.

If our stockholders do not adopt the Proposed Certificate of Incorporation Amendment, the Bylaws may only be amended by the stockholders and not by the Board.

Vote Required and Recommendation of Board

Delaware law provides that the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter is required to give effect to the amendment to the Certificate of Incorporation permitting the Board to amend our Bylaws. Abstentions from voting on this Proposal No. 13 and broker non-votes will have the same effect as votes against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE CERTIFICATE OF INCORPORATION AMENDMENT PROPOSAL.

FUTURE STOCKHOLDER PROPOSALS

In order for a shareholder proposal to be eligible to be included in our Proxy Statement and proxy card for our 2025 annual meeting of stockholders (the “2025 Annual Meeting”), the proposal must be submitted to our Corporate Secretary at our principal offices, on or before July [●], 2025, and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with Rule 14a-8 under the Exchange Act. If we hold our 2025 Annual Meeting more than 30 days before or after December 11, 2025 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act (“Non-Rule 14a-8 Proposals”) in connection with the 2025 Annual Meeting must be received by the Company by [●], 2025 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2025 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after [●], 2025.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Alliance Advisors to assist with the solicitation of proxies for a project management fee of $[●] plus reimbursement for out-of-pocket expenses. All solicitation costs will be borne by the Company.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

It is important that the proxies be returned promptly and that your shares of Common Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card or vote via Internet or by telephone using the instructions provided in the enclosed proxy card.

, 2024	By Order of the Board of Directors,

Brett Moyer
Chairman, President and Chief Executive Officer

APPENDIX A

Proposed Amendment to the LTIP

AMENDMENT TO WISA TECHNOLOGIES, INC.

2018 LONG-TERM STOCK INCENTIVE PLAN

Pursuant to Section 13 of the WiSA Technologies, Inc. 2018 Long-Term Stock Incentive Plan (the “LTIP”), the Board of Directors (the “Board”) of WiSA Technologies, Inc. (the “Corporation”) hereby amends the LTIP (the “Amendment”), subject to the approval of the Corporation’s stockholders. This Amendment to the LTIP (the “Amendment”) is effective as of the date of Stockholder approval.

1.	The first sentence of Section 5(A) of the Plan is hereby amended and restated in its entirety to read as follows:

“A. Share Reserve and Limitations on Grants. Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be (i) issued under this Plan pursuant to the exercise of Options, (ii) issued pursuant to Stock Awards, (iii) covered by Stock Appreciation Rights (without regard to whether payment on exercise of the Stock Appreciation Right is made in cash or shares of Common Stock) and (iv) covered by Performance Shares shall be limited to 15% of the shares of Common Stock outstanding, which calculation shall be made using the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter.”

2.	This Amendment was adopted by the Board on November [•], 2024 and is subject to approval by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or by an action by written consent within twelve (12) months of the date the Amendment was adopted by the Board.

3.	To record the adoption of this Amendment, the Corporation has caused an authorized officer to affix the Corporation name hereto.

WISA TECHNOLOGIES, INC.

By:
Brett Moyer, Chairman,
President and Chief Executive
Officer

A-1

APPENDIX B

Proposed Amendment to the Certificate of Incorporation to Permit the Board to Amend the Bylaws

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

WISA TECHNOLOGIES, INC.

WiSA Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is WiSA Technologies, Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on [●], 2024.

THIRD: The below provision is hereby inserted into the Certificate of Incorporation as Article Seventh of the Certificate of Incorporation to read in its entirety as set forth below:

“Seventh: In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation is expressly authorized and empowered to adopt, amend, alter, or repeal the bylaws without any action on the part of the stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the bylaws.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

SIXTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of , 2024.

WISA TECHNOLOGIES, INC.

By:
Brett Moyer, Chairman,
President and Chief Executive
Officer

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to [http://www.vstocktransfer.com/proxy]
and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE BY TELEPHONE

Please call _____________ and follow the recorded instructions. Available 24 hours a day/7 days a week.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on December 11, 2024 at 1:00 p.m., Pacific Time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. If you vote by telephone or the Internet, please do NOT mail a proxy card

Annual Meeting of Stockholders Proxy Card – WiSA Technologies, Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

(1)	Election of Directors:

☐	FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD AUTHORITY TO VOTE FOR
	(except as marked to the contrary below)		ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Brett Moyer	02 Kimberly Briskey	03 Dr. Jeffrey M. Gilbert
04 David Howitt	05 Helge Kristensen	06 Sriram Peruvemba
07 Robert Tobias	08 Wendy Wilson

(2)	To ratify the Board’s selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

☐FOR	☐AGAINST	☐ABSTAIN

(3)	To approve a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers.

☐FOR	☐AGAINST	☐ABSTAIN

(4)	To approve a non-binding advisory proposal on the frequency of the stockholder advisory vote on executive compensation.

☐1 YEAR	☐2 YEARS	☐3 YEARS	☐ABSTAIN

(5)	To approve, for purposes of Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of our outstanding shares of common stock of the Company, par value $0.0001 per share (the Common Stock”) issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 19, 2024, issued to the holders of such warrants (the “Holders”).

☐FOR	☐AGAINST	☐ABSTAIN

(6)	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 23, 2024, issued to the Holders.

☐FOR	☐AGAINST	☐ABSTAIN

(7)	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated April 30, 2024, issued to the Holders.

☐FOR	☐AGAINST	☐ABSTAIN

(8)	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated May 15, 2024, issued to the Holders.

☐FOR	☐AGAINST	☐ABSTAIN

(9)	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon the “alternative cashless exercise” of certain common stock purchase warrants, dated May 17, 2024, issued to the Holders.

☐FOR	☐AGAINST	☐ABSTAIN

(10)	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon exercise of certain common stock purchase warrants issued pursuant to certain inducement agreements by and between the Company and each Holder, entered into as of September 10, 2024.

☐FOR	☐AGAINST	☐ABSTAIN

(11)	To approve, for purposes of Nasdaq Rule 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon exercise of certain common stock purchase warrants to be issued immediately upon stockholder approval of this proposal, pursuant to certain side letter agreements by and between the Company and each Holder, entered into as of September 10, 2024.

☐FOR	☐AGAINST	☐ABSTAIN

(12)	To approve an amendment to the Company’s 2018 Long-Term Stock Incentive Plan (the “LTIP”) to remove the annual share limit of Common Stock that may be issued for a certain fiscal year under the LTIP and change the maximum aggregate number of shares of Common Stock that may be issued under the LTIP to be calculated as of the first trading day of each fiscal quarter.

☐FOR	☐AGAINST	☐ABSTAIN

(13)	To approve an amendment to the Certificate of Incorporation to permit the Board to amend the Company’s bylaws.

☐FOR	☐AGAINST	☐ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address in the space above.☐

Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

WISA TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

December 11, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking all prior proxies, the undersigned, a stockholder of WiSA Technologies, Inc. (the “Company”), hereby appoints Brett Moyer as attorney-in-fact and agent of the undersigned, with full power of substitution, to vote all of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held on December 11, 2024, at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 at 1:00 p.m., Pacific Time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying, and confirming all that said attorney and agent or his substitute may lawfully do in place of the undersigned as indicated on the reverse. If no other indication is made on the reverse side of this form, the proxy will vote for Proposals No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, and 12 and in his discretion, upon such other business as properly comes before the Annual Meeting.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 11, 2024 AT 1:00 P.M., PACIFIC TIME, AT THE COMPANY’S OFFICES AT 15268 NW GREENBRIER PKWY, BEAVERTON, OREGON 97006. ☐

To change the address on your account, please check the box at right and indicate your new address in the space above. ☐

(Continued and to be signed on Reverse Side)

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